                                                                    EXHIBIT 10.8

______________________________________________________________________________

______________________________________________________________________________

                         Agreement and Plan of Merger

                                by and between

                               PartMiner, Inc.,

                         PartMiner Acquisition Corp.,

                            IQXpert Holdings Inc.,

                      Information Handling Services Inc.,

                          Thybo New Ventures Limited,

                                Emil H. Dahan,

                              Michael J. Galvin,

                            Patricia Tuxbury Salem,

                                 Peter W. Jeng

                                      and

                            James L. Mcalarney, III

                             ____________________

                        Dated as of: November 30, 1999

                             ____________________


______________________________________________________________________________

______________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

1. THE MERGER...........................................................  1
   1.1.  The Merger.....................................................  1
   1.2.  Effects of the Merger..........................................  1
   1.3.  Effective Time of the Merger...................................  1
   1.4.  Directors......................................................  2
   1.5.  Officers.......................................................  2
   1.6.  Effect of the Merger on Capital Stock..........................  2

2. CLOSING..............................................................  2

   2.1.  Time and Place.................................................  2

3. DELIVERY OF SHARE CERTIFICATES.......................................  3

   3.1.  Delivery of Share Certificates.................................  3

4. REPRESENTATIONS AND WARRANTIES OF IQX AND THE STOCKHOLDERS..........   3

   4.1.  Title to IQX Shares............................................  3
   4.2.  Due Organization and Qualification; Subsidiaries...............  3
   4.3.  Capitalization; Options; Shareholder Rights....................  4
   4.4.  Constituent Documents..........................................  5
   4.5.  Financial Statements...........................................  5
   4.6.  Absence of Changes.............................................  5
   4.7.  Power and Authority............................................  6
   4.8.  Tax Matters....................................................  6
   4.9.  Customers......................................................  7
   4.10. Compliance with Laws; Permits..................................  7
   4.11. No Breach; Consents; Change of Control Payments................  7
   4.12. Litigation; Claims.............................................  8
   4.13. Employment Matters.............................................  8
   4.14. Material Agreements............................................  8
   4.15. Real Estate....................................................  9
   4.16. Accounts and Notes Receivable; Payables........................  9
   4.17. IQX Intangible Property........................................  9
   4.18. Title to Properties and Assets................................. 10
   4.19. No Undisclosed Liabilities..................................... 10
   4.20. CAPSxpert Database............................................. 11
   4.21. Employee Benefit Plans......................................... 11
   4.22. Insurance...................................................... 13
   4.23. No Misrepresentations.......................................... 13
   4.24. Transactions with Related Parties.............................. 13
   4.25. Environmental Matters.......................................... 13
   4.26. Year 2000...................................................... 13
   4.27. Bank Accounts; Powers of Attorney.............................. 14
   4.28. Brokers........................................................ 14
   4.29. Disclosure Schedules........................................... 14
   4.30. Stockholder Acknowledgment..................................... 14
   4.31. Investment in Buyer Shares..................................... 14

5. REPRESENTATIONS AND WARRANTIES OF BUYER.............................. 15

   5.1.  Authorization of Buyer Shares.................................. 15
   5.2.  Due Organization and Qualification............................. 15
   5.3.  Capitalization; Options; Shareholder Rights.................... 15
   5.4.  Constituent Documents.......................................... 15
   5.5.  Financial Statements........................................... 15

   5.6.  Absence of Changes............................................... 16
   5.7.  Power and Authority.............................................. 16
   5.8.  Tax Matters...................................................... 17
   5.9.  Compliance with Laws; Permits.................................... 17
   5.10. No Breach; Consents; Payments.................................... 18
   5.11. Litigation; Claims............................................... 18
   5.12. Employment Matters............................................... 18
   5.13. Material Agreements.............................................. 18
   5.14. Real Estate...................................................... 18
   5.15. Buyer Intangible Property........................................ 19
   5.16. Title to Properties and Assets................................... 19
   5.17. Employee Benefit Plans........................................... 20
   5.18. Transactions with Related Parties................................ 20
   5.19. Environmental Matters............................................ 20
   5.20. Year 2000........................................................ 21
   5.21. Brokers.......................................................... 21
   5.22. Disclosure Schedules............................................. 21
   5.23. Investment in IQX Shares......................................... 21

6. COVENANTS AND AGREEMENTS............................................... 21

 6.1.  Pre-Closing Covenants and Agreements............................... 22
       (a) Ongoing IQX Operations......................................... 22
       (b) Ongoing Buyer Operations....................................... 22
       (c) Investigation by Buyer and IQX................................. 23
       (d) Further Assurances............................................. 23
       (e) Additional Disclosure.......................................... 24
       (f) Exclusive Dealings............................................. 24
       (g) Resignations................................................... 24
       (h) Records........................................................ 24
       (i) Fees and Disbursements......................................... 24
       (j) Maintenance of Insurance....................................... 25
       (k) Transfer Taxes................................................. 25
       (l) Supplemental Disclosure........................................ 25
       (m) [Intentionally Omitted]........................................ 25
       (n) Termination of Sales Agency Agreement.......................... 25
       (o) IQX Stockholders Agreement..................................... 25

 6.2. Post-Closing Covenants and Agreements............................... 26
      (a) Non-Interference................................................ 26
      (b) Non-Compete..................................................... 26
      (c) Confidentiality................................................. 26
      (d) Equitable Relief................................................ 27
      (e) IQX's Employees................................................. 28
      (f) Tax Matter...................................................... 28
      (g) Right of First Refusal.......................................... 28
      (h) Cancellation of IQX Options..................................... 28
      (i) WARN Act Notices................................................ 29
      (j) Employee Benefit Plan Liabilities............................... 29
      (k) Thrift Plan..................................................... 29
      (l) Standstill Provisions........................................... 29
      (m) Cooperation on Tax Matters...................................... 30
      (n) Agreements...................................................... 30
      (o) Hiring of IHS Personnel......................................... 30
      (p) Buyer Amended and Restated Stockholders Agreement............... 30
      (q) Buyer Amended and Restated Registration Rights Agreement........ 31
      (r) Collection of Accounts Receivable............................... 31

   (s) Audit...........................................................  31
   (t) Insurance Matter................................................  31
   (u) License Agreement...............................................  32
   (v) IHS Capital Contribution........................................  32

7. CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE; IQX
      DELIVERIES.......................................................  32

   7.1.  No Legal Proceedings..........................................  32
   7.2.  Opinion of IQX's Counsel......................................  32
   7.3   Secretary's Certificate.......................................  32
   7.4   IQX Shares....................................................  32
   7.5.  Resignations; Authorizations..................................  32
   7.6.  Minute Books and Stock Records; Certified Documents...........  33
   7.7.  Repayment of Related Party Loans..............................  33
   7.8.  HSR Filing....................................................  33

8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE STOCKHOLDERS TO CLOSE;
      BUYER DELIVERIES.................................................  33

   8.1.  No Legal Proceedings..........................................  33
   8.2.  Buyer Shares..................................................  33
   8.3.  Opinion of Buyer's Counsel....................................  33
   8.4.  Secretary's Certificate.......................................  33
   8.5.  Good Standing Certificate.....................................  34
   8.6.  HSR Filing....................................................  34

9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................  34

10. INDEMNIFICATION....................................................  34

   10.1. Obligations of IQX and/or the Stockholders to Indemnify.......  34
   10.2. Obligation of Buyer to Indemnify..............................  35
   10.3. Notice to Indemnifying Party..................................  35
   10.4. Limitation on Indemnification.................................  36
   10.5. Other Provisions..............................................  36
   10.6. Exclusive Remedy..............................................  37

11. TERMINATION........................................................  37

12. MISCELLANEOUS......................................................  37

   12.1.  Consent to Jurisdiction......................................  37
   12.2.  Certain Definitions..........................................  38
   12.3.  Publicity....................................................  40
   12.4.  Notices......................................................  40
   12.5.  Entire Agreement.............................................  41
   12.6.  Waivers and Amendments.......................................  41
   12.7.  Binding Effect; Assignment...................................  42
   12.8.  Variations in Pronouns.......................................  42
   12.9.  Counterparts.................................................  42
   12.10. Headings.....................................................  42
   12.11. No Strict Construction.......................................  42
   12.12. Governing Law................................................  42
   12.13. No Third Party Beneficiaries.................................  42
   12.14. Subsidiaries.................................................  42

SCHEDULES:

Schedule 1.5        Officers of Surviving Corporation

IQX's Schedules
---------------
Schedule 3.1        Allocation of Buyer Shares
Schedule 4.2        Subsidiaries; Subsidiary Qualification
Schedule 4.3A       Options, etc. - IQX
Schedule 4.3B       Options, etc. - IQXpert
Schedule 4.5        Financial Statements
Schedule 4.5A       Exceptions to GAAP
Schedule 4.6        Absence of Changes
Schedule 4.9        Ten Largest Customers
Schedule 4.10       Permits
Schedule 4.13       Bonus or Other Payments
Schedule 4.13A      Compensation
Schedule 4.14       Material Agreements
Schedule 4.15       Leases
Schedule 4.17       Intangible Property
Schedule 4.17A      Other Intangible Property
Schedule 4.19       Liabilities
Schedule 4.21       Employee Benefit Plans
Schedule 4.22       Insurance
Schedule 4.24       Related Transactions
Schedule 4.27       Bank Accounts; Powers of Attorney
Schedule 6.1(a)(x)  Capital Expenditures
Schedule 10.2       Guarantee

Buyer's Schedules
-----------------
Schedule 5.2        Qualifications
Schedule 5.3        Options, etc.
Schedule 5.5        Financial Statements
Schedule 5.6        Absence of Changes
Schedule 5.9        Compliance with Laws
Schedule 5.9A       Permits
Schedule 5.10       Consents
Schedule 5.11       Litigation; Claims
Schedule 5.14       Leases
Schedule 5.15       Intangible Property
Schedule 5.16       Liens
Schedule 5.17       Employee Benefit Plans
Schedule 5.18       Related Transactions
Schedule 6.2(o)     IHS Employees

EXHIBITS:


Exhibit A           Terms of Amended and Restated Services Agreement

Exhibit B           Stockholders Agreement-Restrictions on Transfer
Exhibit C           Legal Opinion of Stephen Green, Esq.
Exhibit D           Legal Opinion of Kirkpatrick & Lockhart LLP

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 30, 1999, by and between PartMiner, Inc., a New York corporation ("Buyer"), PartMiner Acquisition Corp., a New York corporation and wholly-owned subsidiary of Buyer ("PartMiner Sub"), IQXpert Holdings Inc., a Delaware corporation ("IQX"), Information Handling Services Inc., a Delaware corporation ("IHS" or the "Majority Stockholder"), Thybo New Ventures Limited, a Bermuda corporation ("Thybo"), Emil H. Dahan, Michael J. Galvin, Patricia Tuxbury Salem, Peter W. Jeng and James L. McAlarney, III (Thybo and Messrs. Dahan, Galvin, Jeng and McAlarney and Ms. Salem collectively, the "Minority Stockholders"; and together with the Majority Stockholder, the "Stockholders").

          WHEREAS, the Stockholders are the beneficial and record owners of 9,556,130 shares of IQX Common Stock (as defined in Section 4.3(a) hereof), constituting all of the issued and outstanding capital stock of IQX (the " IQX Shares"); and

          WHEREAS, the Boards of Directors of Buyer, PartMiner Sub and IQX deem it advisable and in the best interests of such entities and their respective shareholders that PartMiner Sub be merged with and into IQX in a transaction whereby IQX will become a wholly-owned subsidiary of Buyer (the "Merger"), all in accordance with the terms of this Agreement and applicable Law (as defined in Section 4.10 hereof).

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

          1.     THE MERGER.
                 ----------

          1.1.   The Merger.  Upon the terms and subject to the conditions of
                 ----------
this Agreement, at the Effective Time (as defined in Section 1.3 hereof), PartMiner Sub shall be merged with and into IQX in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the New York Business Corporation Law (the "BCL"). Following the Effective Time, the separate existence of PartMiner Sub shall cease and IQX shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware.

          1.2.   Effects of the Merger.  At the Effective Time, (i) the
                 ---------------------
Certificate of Incorporation of IQX, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation unless and until thereafter amended as provided by applicable Law or such Certificate of Incorporation, and (ii) the By-laws of IQX, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation unless and until thereafter amended as provided by applicable Law, the Certificate of Incorporation of the Surviving Corporation or such By-laws. Subject to the foregoing, any additional effects of the Merger shall be as provided for by applicable Law.

          1.3.   Effective Time of the Merger.  Subject to the provisions of
                 ----------------------------
this Agreement, on or as soon as practicable after the Closing Date (as defined in Section 2.1 hereof), certificates of merger (the "Certificates of Merger") complying with the requirements of the DGCL and the BCL shall be executed by IQX and PartMiner Sub and filed with the Secretaries of State of the States of Delaware and New York. The parties shall make all such other filings or recordings in connection with the Merger when and as required under the DGCL, the BCL or other applicable Law. The Merger shall become effective at the time the Certificates of Merger are duly filed with the Secretaries of State of the States of Delaware and New York, or at such later time or date as may be specified in the Certificates of Merger as Buyer and IQX shall agree (the time and date that the Merger becomes effective being hereinafter referred to as the "Effective Time").

          1.4.   Directors.  The directors of PartMiner Sub immediately prior to
                 ---------
the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          1.5.   Officers.  The individuals set forth on Schedule 1.5 hereto,
                 --------                                ------------
who are the current officers of PartMiner Sub, shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          1.6.   Effect of the Merger on Capital Stock.  At the Effective Time,
                 -------------------------------------
by virtue of the Merger and without any action on the part of any holder of the capital stock of IQX or PartMiner Sub:

          (i)  Conversion of IQX Common Stock. Each issued and outstanding share
               ------------------------------
               of IQX Common Stock shall be converted into the right to receive
               0.0122633 of a share (the "Ratio") of Buyer Common Stock (as defined in Section 5.3 hereof), which amount shall be proportionately adjusted for any stock split or stock dividend effected between the date of this Agreement and the Effective Time. The aggregate amount of capital stock to be issued by Buyer in connection with the Merger shall be 117,190 restricted shares of Buyer Common Stock (the "Buyer Shares"), which number shall equal 20.5% of the total outstanding capital stock of Buyer (immediately after giving effect to the issuance of the Buyer Shares to the Stockholders). All shares of IQX Common Stock, when so converted, shall no longer be outstanding and shall be canceled and retired and cease to exist, and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except the right to receive the number of shares of Buyer Common Stock to be issued in accordance with the Ratio.

          (ii) Treatment of PartMiner Sub Stock. Each issued and outstanding
               --------------------------------
               share of common stock, no par value per share, of PartMiner Sub shall be converted into and become one fully paid and non-assessable share of common stock, $.001 par value per share, of the Surviving Corporation.

          2.     CLOSING.
                 -------

          2.1.   Time and Place.  The closing of the Merger (the "Closing")
                 --------------
shall take place at the offices of Kirkpatrick & Lockhart LLP, 1251 Avenue of the Americas, New York,

New York 10020, and is expected to occur at 10:00 a.m., local time, on November 30, 1999; provided, that, if the waiting period with respect to the HSR Filing
          --------
(as defined in Section 12.2 hereof) shall not have expired or been terminated by such date, within two (2) business days after such expiration or termination, or at such other time, date and/or place as the parties may mutually agree to in writing. The date upon which the Closing shall occur is hereinafter referred to as the "Closing Date." The parties agree to file the Certificates of Merger promptly after the Closing Date.

          3.     DELIVERY OF SHARE CERTIFICATES.
                 ------------------------------

          3.1.   Delivery of Share Certificates.  Promptly after the Effective
                 ------------------------------
Time, Buyer shall, subject to the terms and conditions hereof, deliver to each of the Stockholders a stock certificate evidencing the number of Buyer Shares set forth opposite such Stockholder's name on Schedule 3.1 hereto, against
                                              ------------
delivery by such Stockholder of a stock certificate or certificates evidencing the full number of IQX Shares set forth opposite such Stockholder's name on
Schedule 3.1.
------------

          4.     REPRESENTATIONS AND WARRANTIES OF IQX AND THE STOCKHOLDERS.
                 ----------------------------------------------------------
Subject to Sections 10 and 12.14 hereof, IQX (if the Closing shall not occur) and the Majority Stockholder (except with respect only to the representations and warranties made in Sections 4.1 (with respect to the third sentence thereof), 4.7 (with respect to the third and fifth sentences thereof), 4.11 (with respect to clauses (ii)(b) and (c) thereof as they pertain to each Stockholder only), 4.30 and 4.31 hereof, as to which each Stockholder severally hereby represents and warrants), jointly and severally, hereby represent and warrant to Buyer as follows:

          4.1.   Title to IQX Shares.  The IQX Shares constitute, and on the
                 -------------------
Closing Date will constitute, all of the issued and outstanding capital stock of IQX. The Stockholders are, and on the Closing Date will be, the sole holders of the IQX Shares. Each of the Stockholders is, and on the Closing Date will be, the sole beneficial and record owner of the number of IQX Shares set forth opposite such Stockholder's name on Schedule 3.1 hereto and such Shares are, and
                                    ------------
will be on such date, free and clear of all Liens (as defined in Section 12.2 hereof).

          4.2.   Due Organization and Qualification; Subsidiaries.  IQX is duly
                 ------------------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Each of IQX and its subsidiaries has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its respective business as presently conducted and as presently contemplated. Each of IQX and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the location of its property (as defined in Section 12.2 hereof) requires such qualification, except where the failure to do so would not have a material adverse effect on its business, operations, assets, prospects or condition (financial or otherwise). IQX is not qualified to do business in any jurisdiction other than its state of incorporation. The jurisdictions in which the subsidiaries of IQX are qualified to do business are set forth on Schedule
                                                                      --------
4.2 hereto.  Except as set forth on Schedule 4.2, IQX has no subsidiaries
---                                 ------------
(direct or indirect) or any other equity or beneficial interest or investment in any other person (as defined in Section 12.2 hereof). Each subsidiary (direct or indirect) of IQX is duly organized, validly existing and in good standing under the laws of the state of its incorporation.

          4.3.   Capitalization; Options; Shareholder Rights.  (a)  The
                 -------------------------------------------
authorized capital stock of IQX consists solely of 20,000,000 shares of common stock, $.001 par value per share ("IQX Common Stock"). There are, and on the Closing Date there will be, 9,556,130 shares of IQX Common Stock issued and outstanding, and there are not, and will not be on such date, any other shares of capital stock of IQX issued or outstanding. All of the issued and outstanding shares of IQX Common Stock have been duly authorized, and are validly issued, fully paid and non-assessable. There are (except as set forth on Schedule 4.3A
                                                                 -------------
hereto), and on the Closing Date there will be, no outstanding obligations, options, warrants, convertible securities, subscriptions, or other commitments or rights (matured or contingent) of any nature to acquire or subscribe for any securities or other equity interest of or in IQX. There are, and on the Closing Date there will be, no bonds, debentures, notes or other indebtedness of IQX having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which any shareholder of IQX may vote. There are, and on the Closing Date there will be, no preemptive rights, rights of first refusal, voting rights, change of control or similar rights, anti-dilution protections or other rights which any shareholder, officer, employee or director of IQX or any other person would be entitled to exercise or invoke as a result of the Merger.

          (b) The authorized capital stock of IQXpert Inc. ("IQXpert") consists solely of 110,000,000 shares of common stock, $.001 par value per share ("IQXpert Common Stock"). There are, and on the Closing Date there will be, 100,000,000 shares of IQXpert Common Stock issued and outstanding, and there are not, and will not be on such date, any other shares of capital stock of IQXpert issued or outstanding. IQX is the sole record and beneficial owner of all of the issued and outstanding IQXpert Common Stock. All of the issued and outstanding shares of IQXpert Common Stock have been duly authorized, and are validly issued, fully paid and non-assessable. Except as set forth on Schedule 4.3B
                                                              -------------
hereto, there are, and on the Closing Date there will be, no outstanding obligations, options, warrants, convertible securities, subscriptions, or other commitments or rights (matured or contingent) of any nature to acquire or subscribe for any securities or other equity interest of or in IQXpert. There are, and on the Closing Date there will be, no bonds, debentures, notes or other indebtedness of IQXpert having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which any shareholder of IQXpert may vote. There are, and on the Closing Date there will be, no preemptive rights, rights of first refusal, voting rights, change of control or similar rights, anti-dilution protections or other rights which any shareholder, officer, employee or director of IQXpert or any other person would be entitled to exercise or invoke as a result of the Merger.

          (c) The authorized capital stock of ExtraTime Technologies, Inc. ("ETI") consists solely of 1,000 shares of common stock, $1.00 par value per share ("ETI Common Stock"). There are, and on the Closing Date there will be, 1,000 shares of ETI Common Stock issued and outstanding, and there are not, and will not be on such date, any other shares of capital stock of ETI issued or outstanding. IQXpert is the sole record and beneficial owner of all of the issued and outstanding ETI Common Stock. All of the issued and outstanding shares of ETI Common Stock have been duly authorized, and are validly issued, fully paid and non-assessable. There are, and on the Closing Date there will be, no outstanding obligations, options, warrants, convertible securities, subscriptions, or other commitments or rights (matured or contingent) of any nature to acquire or subscribe for any securities or other equity interest of or in ETI. There are, and on the Closing Date there will be, no bonds, debentures, notes or other indebtedness of ETI having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which any shareholder of ETI may vote. There are, and on the Closing Date there will be, no preemptive rights, rights of first refusal, voting rights, change of control or similar rights, anti-dilution protections or other rights which any shareholder, officer, employee or director of ETI or any other person would be entitled to exercise or invoke as a result of the Merger.

          4.4.   Constituent Documents.  True and complete copies of IQX's,
                 ---------------------
IQXpert's and ETI's respective Certificates of Incorporation and By-laws, as in effect on the date hereof (collectively, the "IQX Constituent Documents"), have been delivered to Buyer. True and correct copies of the minute books, stock books and stock transfer records of IQX, IQXpert and ETI shall have been provided to Buyer or its counsel prior to the Closing.

          4.5.   Financial Statements.  The unaudited consolidated balance sheet
                 --------------------
(the "IQX Interim Balance Sheet") and the related statement of income of IQX as at and for the nine-month period ended on August 31, 1999 (collectively, the "IQX Financial Statements"), true and complete copies of which have been delivered to Buyer and are attached hereto as Schedule 4.5, present fairly in
                                              ------------
all material respects the consolidated financial condition of IQX as at the date indicated therein and the consolidated results of operations of IQX for the period covered thereby. Except as set forth on Schedule 4.5A hereto, the IQX
                                                -------------
Financial Statements have been prepared in accordance with GAAP (as defined in Section 12.2 hereof) consistently applied, subject only to ordinary year-end adjustments, none of which are material individually or in the aggregate, and the absence of footnotes. The financial books and records of IQX, IQXpert and ETI are in all material respects complete and correct, have been maintained in accordance with good business practices, and accurately reflect the bases for the consolidated financial condition and results of operations set forth in the IQX Financial Statements.

          4.6.   Absence of Changes.  Except as set forth on Schedule 4.6
                 ------------------                          ------------
hereto, since the date of the IQX Interim Balance Sheet, there has not been (i) any significant adverse change in the financial condition, results of operations, assets or business of IQX, (ii) any repayment of any indebtedness or any borrowing of or agreement to borrow any money or any material Liabilities (as defined in Section 12.2 hereof) incurred by IQX, other than current Liabilities incurred in the ordinary course of business, (iii) any material asset or property of IQX made subject to a Lien, (iv) any waiver of any valuable right of IQX, or the cancellation or reduction of any material debt or claim held by IQX, (v) any declaration or payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or repurchase of, any shares of the capital stock of IQX, IQXpert or ETI, (vi) any issuance of any stocks, bonds or other securities of IQX, IQXpert or ETI or any options, warrants or rights or agreements or commitments to purchase or issue such securities, (vii) any mortgage, pledge, sale, assignment or transfer of any material tangible or intangible assets of IQX (including any IQX Intangible Property, as defined in Section 4.17 hereof), other than sales or licensing of products and services in the ordinary course of business and consistent with past practices, (viii) any loan by IQX, IQXpert or ETI to any officer, director, employee or shareholder of IQX, IQXpert or ETI, or any affiliate (as defined in Section 12.2 hereof) thereof, (ix) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, property or business of IQX, (x) any material increase, direct or indirect, in the compensation paid or payable to any officer, director, employee or agent of IQX, IQXpert or ETI, (xi) any purchase or other acquisition of assets or property of IQX other than in the ordinary course of business, (xii) any change in the accounting methods or practices followed by IQX, (xiii) any operation of the business of IQX outside of the ordinary course of business and/or inconsistent with past practice, or (xiv) except as provided by this Agreement, any commitment or agreement (contingent or otherwise) to do any of the foregoing.

          4.7.   Power and Authority.  IQX has the requisite corporate power and
                 -------------------
authority to execute and deliver this Agreement and all other agreements and certificates referred to in or contemplated by this Agreement and to perform its obligations hereunder and thereunder. Each of the Majority Stockholder and Thybo has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and certificates referred to in or contemplated by this Agreement and to perform its obligations hereunder and thereunder. Each of the Minority Stockholders (other than Thybo) is legally competent to execute and deliver this Agreement and all other agreements referred to in or contemplated by this Agreement and to perform his/her obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements and certificates referred to in or contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of IQX, the Majority Stockholder and Thybo. This Agreement has been duly executed and delivered by IQX and each Stockholder and is (and such other agreements and certificates, when executed and delivered, will be) the valid and binding obligations of each such party enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). Each of the Stockholders hereby consents to and approves the Merger, this Agreement and the transactions referred to in or contemplated by this Agreement.

          4.8.   Tax Matters.  IQX has timely filed any Tax Returns (as defined
                 -----------
in Section 12.2 hereof) that it has been required to file through the date hereof, and has timely paid in full any Taxes (as defined in Section 12.2 hereof) which were due and payable by it through the date hereof. The provisions for Taxes reflected on the IQX Interim Balance Sheet are adequate to cover all accrued and unpaid Taxes of IQX for all periods ending on or before August 31, 1999, and nothing has occurred subsequent to that date to make such provisions inadequate. IQX has established and is maintaining current accruals that are accurately reflected in the books and records of IQX and are adequate for the payment of any Taxes incurred but not yet due and payable with respect to the property and operations of IQX through the date hereof and will establish and maintain adequate accruals for the payment of any such Taxes in respect of the period through the Closing Date. No waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Returns of IQX are currently in effect or are currently proposed. IQX has collected or withheld and paid over to the proper governmental or regulatory bodies all amounts required to be so collected or withheld and paid over under all applicable Laws. No action, suit, proceeding, investigation, audit, claim or assessment is presently pending or, to IQX's and the Majority Stockholder's knowledge (as defined in Section 12.2 hereof), threatened with regard to any Taxes that relate to IQX for which IQX is or could reasonably be expected to be liable. There is no unresolved claim by a taxing authority in any jurisdiction where IQX does not anticipate to file Tax Returns that it is or could reasonably be expected to be subject to taxation by such jurisdiction. There are no Liens for Taxes (other than for Taxes not yet due and payable) upon any assets or property of IQX.

          IQX (i) has not made any other election pursuant to the Code (as defined in Section 12.2 hereof), other than elections that relate solely to matters of accounting, depreciation, or amortization, that could reasonably be expected to have a significant adverse effect on it, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or assets; and (ii) at no time has filed a consent to the application of Section 341(f)(2) of the Code to any property or assets held, acquired or to be acquired by it, and will not file any such consent prior to Closing. IQX has not made any payments, is not obligated to make any payments and is not a party to any agreement that could obligate it to make any payments that are or would not be deductible under Section 280G or Section 162(m) of the Code. IQX is not a party to or otherwise bound by any tax allocation, tax indemnity or tax sharing agreement, and has no liability for the Taxes of any other entity under Treasury Regulation (S) 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise. Neither IQX nor any of its subsidiaries is part of a consolidated group that includes any other corporation for Tax filing or reporting purposes.

          4.9.   Customers.  Neither IQX nor the Majority Stockholder has
                 ---------
received any notice nor has otherwise been notified that any of the ten (10) largest customers or clients of IQX for the period from March 24, 1999 to the date hereof (a true and correct list of which is attached as Schedule 4.9
                                                             ------------
hereto) intends to terminate its business arrangements with IQX or to substantially reduce its level of purchases from or the services rendered to it by IQX from the level of purchases or services in such period.

          4.10.  Compliance with Laws; Permits.  IQX is and has been in
                 -----------------------------
compliance with all federal, state, local and foreign laws, statutes, ordinances, regulations, orders, judgments, injunctions, awards or decrees (collectively, "Laws") applicable to it or any of its properties or operations, including, without limitation, all Environmental Laws (as defined in Section
12.2 hereof). IQX has not received any notice of its violation or alleged violation of any Law. IQX has all licenses, permits, orders and approvals of federal, state, local and foreign governmental or regulatory bodies necessary for the conduct of its business and operations as currently conducted (collectively, the "Permits"). All material Permits of IQX are set forth on

Schedule 4.10 hereto and are valid and in full force and effect.  No violations
-------------
have occurred in respect of any such Permit and no action or proceeding is pending nor, to IQX's and the Majority Stockholder's knowledge, threatened to revoke or limit any such Permit. All material Permits are renewable by their terms or in the ordinary course of business without the need of IQX or Buyer complying with any special qualifications or procedures or paying any amounts other than routine filing fees.

          4.11.  No Breach; Consents; Change of Control Payments.  The
                 -----------------------------------------------
execution, delivery and performance of this Agreement and all other agreements or certificates referred to in or contemplated by this Agreement by IQX and the Stockholders, and the consummation of the transactions contemplated hereby and thereby, will not (i) result in any Lien upon any of the property of IQX, or
(ii) violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or accelerate or trigger the rights of any person under, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default or termination under any (a) of the IQX Constituent Documents; (b) instrument, contract or other agreement (as defined in Section
12.2 hereof) to which IQX or any Stockholder is a party or by or to which IQX or any Stockholder or any of their properties are bound or subject; (c) Law applicable to IQX or any of its property or operations or any Stockholder; or
(d) Permit. Other than the HSR Filing, Certificates of Merger and any blue-sky or other securities law filings, no consent, approval or authorization of, or declaration or filing with, any governmental authority or other person ("Consent") is required on the part of IQX or any Stockholder in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. There are no payments, Liabilities or obligations under or pursuant to any Law or contract or other agreement to which IQX is a party which are required to be made or performed by IQX to any person arising out of or as a result of any change of control of IQX or the transactions contemplated by this Agreement.

          4.12.  Litigation; Claims.  There are no suits or actions,
                 ------------------
administrative, arbitration or other proceedings or governmental investigations pending or, to IQX's and the Majority Stockholder's knowledge, threatened against or affecting IQX or any of its property or assets. To IQX's and the Majority Stockholder's knowledge, no person has notified IQX or any of its affiliates of a material claim against IQX alleging any personal, property or economic injury, loss or damage incurred as a result of or relating to the use of any products sold by or on behalf of, or services rendered by, IQX. There is no judgment, order, injunction, decree or award against IQX which is not satisfied and remains outstanding.

          4.13.  Employment Matters.  IQX has not at any time during the last
                 ------------------
three (3) years had, nor, to IQX's and the Majority Stockholder's knowledge, is there now threatened, any walkout, strike, picketing, work stoppage, planned work slowdown or any similar occurrence. There are no material controversies or grievances pending or, to IQX's and the Majority Stockholder's knowledge, threatened between IQX and any of its employees. No union or other collective bargaining unit has been certified or formally recognized by IQX. All key employees of IQX have executed confidentiality or non-disclosure agreements, true and correct copies of all of which have been previously delivered to Buyer. Neither IQX nor the Majority Stockholder is aware that any officer or key employee intends to terminate his/her employment with IQX. Except as set forth on Schedule 4.13 hereto, no bonuses, profit sharing, incentive payments, and no
   -------------
increases in compensation in excess of the rate of $5,000 per annum for any individual employee, or $50,000 for all employees, have been paid, agreed to, accrued or granted by IQX for any period after the date of the IQX Interim Balance Sheet. Schedule 4.13A hereto lists the (i) names and titles or job
                --------------
descriptions of all employees, officers and directors of IQX and each of its subsidiaries, and (ii) annual salaries for 1999 (as of November 30, 1999) of all such employees.

          4.14.  Material Agreements.  Schedule 4.14 hereto sets forth a true
                 -------------------   -------------
and correct list of each contract or other agreement to which IQX is a party or by or to which any of IQX's property is bound or otherwise subject, that (i) requires payments or performance having a stated value in excess of $50,000;
(ii) has not been made in the ordinary course of business; (iii) is an employment, consulting, non-competition, indemnification (other than indemnification provisions contained in licenses, leases and other contracts entered into in the ordinary course of business) or contribution agreement; (iv) is a franchise, distributorship, licensing, supply or sales agency agreement;
(v) is an agreement providing for the sale, acquisition or lease of any properties of IQX other than in the ordinary course of business; (vi) is a mortgage, pledge, security agreement or other similar agreement with respect to any tangible or intangible property of IQX; (vii) is a loan agreement, credit agreement, promissory note, guaranty, letter of credit or any other similar type of agreement; (viii) is a retainer agreement with attorneys, accountants, investment bankers or other professional advisers; (ix) is an agreement with any governmental authority or agency; (x) is an agreement relating to a patent, trademark, copyright or other item of IQX Intangible Property (as defined in Section 4.17 hereof); (xi) is an agreement referred to in Section 4.24 hereof;
(xii) is an agreement otherwise material to the operations, business or financial condition of IQX taken as a whole (other than agreements for the sale or license of products or services in the ordinary course of business involving less than $50,000); (xiii) is an agreement providing for the purchase of the capital stock or material assets of any other person; or (xiv) is a commitment or agreement to enter into any of the foregoing (collectively, "Material Agreements"). True and correct copies of all Material Agreements have been delivered to Buyer and each Material Agreement is a valid agreement in full force and effect and IQX is in compliance with the provisions of each such Agreement and no other party thereto is, to IQX's and the Majority Stockholder's knowledge, in material default thereunder.

          4.15.  Real Estate.  IQX does not own, in fee or otherwise, or have
                 -----------
the right or obligation to acquire any real property or buildings.  Schedule
                                                                    --------
4.15 hereto sets forth all leases, subleases or other agreements (oral or
----
written) pursuant to which IQX has the right to use or occupy any real property. True and correct copies of such leases, subleases and other agreements have been delivered to Buyer and each is a valid agreement in full force and effect, creates a good and valid leasehold estate in the property leased thereby, and IQX is in compliance with the provisions of each such agreement and no other party thereto is, to IQX's and the Majority Stockholder's knowledge, in material default thereunder.

          4.16.  Accounts and Notes Receivable; Payables.  All accounts and
                 ---------------------------------------
notes receivable reflected on the IQX Interim Balance Sheet have arisen from bona fide transactions in the ordinary course of business.  All accounts and
---- ----
notes receivable of IQX that arose after the date of the IQX Interim Balance Sheet through the date hereof and which may arise after the date hereof through the Closing Date are (or will be) the result of bona fide transactions in the
                                                ---- ----
ordinary course of business. There are no recoupments, set-offs or counterclaims in respect of any such receivables. All accounts payable of IQX, as reflected on the IQX Interim Balance Sheet or arising after the date thereof, are the result of bona fide transactions in the ordinary course of business
                  ---- ----
consistent with past practice.

          4.17.  IQX Intangible Property.  Schedule 4.17 hereto sets forth all
                 -----------------------   -------------
United States and foreign patents, registered copyrights, registered trademarks, service marks and trade names, applications for any of the foregoing, and written permits, grants, options and licenses or other rights in writing running to or from IQX (other than licenses of products to end users of such products entered into in the ordinary course of business) relating to any IQX Intangible Property (as defined below). IQX has either all right, title and interest in, or valid and binding rights under contract to use, all items of IQX Intangible Property material to, or necessary to conduct, the business of IQX as presently conducted or contemplated to be conducted. None of the IQX Intangible Property (other than any patents and patent rights) infringes upon or violates any rights owned or held by any other person. To IQX's and the Majority Stockholder's knowledge, none of the patents and patent rights included in the IQX Intangible Property infringes upon or violates any rights owned or held by any other person. There is not pending nor, to IQX's and the Majority Stockholder's knowledge, threatened any claim, suit or action against IQX contesting or challenging the rights of IQX in or to any IQX Intangible Property or the validity of any of the IQX Intangible Property. To IQX's and the Majority Stockholder's knowledge, there is no infringement upon or unauthorized use of any of the IQX Intangible Property owned by IQX by any third party. There are no material restrictions on the direct or indirect transfer of any contract or other agreement, or any interest therein, held by IQX in respect of any item of IQX Intangible Property disclosed on Schedule 4.17. IQX is not in
                                                    -------------
default (or, with the giving of notice or lapse of time or both, would be in default) under any contract or other agreement to use the IQX Intangible Property required to be disclosed on Schedule 4.17. Except as set forth on
                                     -------------
Schedule 4.17, neither any Stockholder (nor any associate (as defined in Section
-------------
12.2 hereof) thereof) nor any officer, director or affiliate or immediate family member, as the case may be, thereof has any right to or interest in any IQX Intangible Property, including, without limitation, any right to payments (by royalty or otherwise) in respect of any use or transfer thereof.

          "IQX Intangible Property" means all patents and patent rights, trademarks and trademark rights, trade names and tradename rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, designs, trade secrets, industrial models, proprietary data, methodologies, computer programs and software (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, inventions, works of authorship, management information systems, and all pending applications for and registrations of patents, trademarks, service marks and copyrights used or owned by IQX and usable in the business of IQX, in each such case, including all forms (e.g., electronic media, computer disks, etc.) in which such items are
       ----
recorded, and including, without limitation, all such IQX Intangible Property owned by IQX and listed on Schedule 4.17A hereto.
                           --------------

          4.18.  Title to Properties and Assets.  IQX has good title to all of
                 ------------------------------
the property and assets owned or purported to be owned by it which are reflected as assets on the IQX Interim Balance Sheet and those not so reflected on the IQX Interim Balance Sheet because not required to be reflected thereon, but which are used in IQX's business, or because acquired by IQX since the date of the IQX Interim Balance Sheet (except for inventory or other assets disposed of in the ordinary course of business consistent with past practice since the date of the IQX Interim Balance Sheet), free and clear of any Lien, except (i) Liens for Taxes not yet due and payable; and (ii) Liens of materialmen, mechanics, carriers, landlords and like persons which are not due and payable or which are being contested in good faith and which are not material in the aggregate.
Other than in the ordinary course of business, pursuant to the terms of this Agreement or as disclosed on Schedules 4.14, 4.17 and 4.24 hereto, no person has
                             -----------------------------
any written or oral agreement, option, understanding, commitment or any right or privilege to purchase, lease or license any of IQX's property or assets.

          4.19.  No Undisclosed Liabilities.  IQX has no material Liabilities,
                 --------------------------
including guarantees and indemnities by IQX of Liabilities of any other person, other than (i) Liabilities as and to the extent reflected on the IQX Interim Balance Sheet; (ii) Liabilities incurred by IQX since the date of the IQX Interim Balance Sheet (none of which is a material Liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit) in the ordinary course of business consistent with past practice and adequately reflected on the books and records of IQX; (iii) obligations of IQX under existing contracts and agreements; and (iv) the Liabilities set forth on Schedule 4.19 hereto.
                                                  -------------

          4.20.  CAPSxpert Database.  All of the assets comprising the CAPSxpert
                 ------------------
Database (as defined in Section 12.2 hereof) and all of the DATA/PAL Assets (as defined in Section 12.2 hereof) are owned solely, irrevocably and unconditionally by IQX (and not by any affiliate or subsidiary of IQX).

          4.21.  Employee Benefit Plans.  Schedule 4.21 hereto contains a true
                 ----------------------   -------------
and complete list of all pension, profit sharing, retirement, deferred compensation, incentive, bonus, severance, disability, hospitalization, medical insurance, life insurance and other employee benefit plans, programs or arrangements ("Employee Benefit Plans") maintained by IQX (or any organization that may be aggregated with IQX under Sections 414(b), (c), (m) or (o) of the Code (the "IQX Group")) or under which IQX or any member of the IQX Group has any obligations (other than obligations to make current wage or salary payments) in respect of any of the employees or former employees of IQX (including a description of IQX's vacation policy) or their beneficiaries or which benefits any of the employees or former employees of IQX (each individually, an "IQX Employee Benefit Plan" and collectively, the "IQX Employee Benefit Plans"). IQX has delivered to Buyer true and complete copies of, to the extent applicable, all material documents, as such may have been amended to the date hereof, embodying the IQX Employee Benefit Plans, all trust documents, all available determination letters issued by the Internal Revenue Service (the "IRS"), employee booklets, summary plan descriptions, insurance contracts, the most recent compliance and nondiscrimination tests (if any), the most recent Form 5500 reports, standard COBRA forms and notices, any correspondence or inquiry by the IRS or the Department of Labor, and any material employee communications, in each case relating to any IQX Employee Benefit Plan.

          All IQX Employee Benefit Plans and all related insurance contracts, trusts and funds have complied in form, operation and administration with their respective provisions, any applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and all other applicable Laws. All contributions to and payments from the IQX Employee Benefit Plans which have been required to be made in accordance with the provisions of the IQX Employee Benefit Plans and, where applicable, ERISA and the Code have been made or are adequately accrued and reflected on the books and records of IQX. There are no unfunded Liabilities in respect of any such IQX Employee Benefit Plan. There has been no breach of fiduciary responsibility with respect to any IQX Employee Benefit Plan to which ERISA is applicable which could subject Buyer or IQX to any Liability under ERISA.

          No IQX Employee Benefit Plan is a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a multiple employer plan described in Sections 4063 and 4064 of ERISA. No member of the IQX Group has withdrawn from any IQX Employee Benefit Plan which is a Multiemployer Plan or incurred any withdrawal liability to or under any Multiemployer Plan.

          IQX does not have any Liability, and after the Closing, IQX will not have any Liability, with respect to any Employee Benefit Plan which is not an IQX Employee Benefit

Plan, whether as a result of delinquent contributions, distress terminations, fraudulent transfers, failure to pay premiums to the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (the "PBGC"), withdrawal liability or otherwise.

          No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) exists nor has any funding waiver from the IRS been received or requested with respect to any IQX Employee Benefit Plan and no excise or other Tax is due or owing because of any failure to comply with the minimum funding standards of the Code or ERISA with respect to any of such plans. To IQX's and the Majority Stockholder's knowledge, no IQX Employee Benefit Plan is or is threatened to be under audit or investigation, and no completed audit of any IQX Employee Benefit Plan has resulted in the imposition of any Tax, fine or penalty.

          With respect to each IQX Employee Benefit Plan that purports to be a qualified plan under Section 401(a) of the Code and exempt from federal income tax under Section 501(a) of the Code (each a "Qualified Plan"), a determination letter (or opinion or notification letter, if applicable) has been received from the IRS that such plan is qualified under Section 401(a) of the Code and exempt from federal income tax under Section 501(a) of the Code. No Qualified Plan has been amended since the date of the most recent such letter. No member of the IQX Group, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has done anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

          The present value of vested and nonvested accrued benefits under each IQX Employee Benefit Plan that is a defined benefit plan within the meaning of
Section 3(35) of ERISA ("Defined Benefit Plan") does not exceed the present fair market value of the assets of such plan, based on the actuarial assumptions and methodology used for funding purposes (i) as set forth in such plan's most recent actuarial report; (ii) as required by the PBGC on a termination basis; and (iii) as set forth in FASB 87. No Defined Benefit Plan has been terminated or partially terminated since September 1, 1974. No event has occurred and no condition has existed that could constitute grounds under Section 4042 of ERISA for termination of or appointment of a trustee to administer any IQX Employee Benefit Plan which is a Defined Benefit Plan. No member of the IQX Group has transferred, in whole or in part, a Defined Benefit Plan to a corporation that was at the time of transfer a member of a different controlled group of corporations (within the meaning of Section 4001(a)(14) of ERISA) than the transferor. IQX has no liability for any IQX Employee Benefit Plan that is not accrued.

          No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any IQX Employee Benefit Plan exists or has occurred that could subject IQX to any Liability or Tax under Part 5 of Title I of ERISA or Section 4975 of the Code. With the exception of the requirements of Section 4980B of the Code and, except as set forth on Schedule
                                                                      --------
4.21, no post-retirement benefits are provided under any IQX Employee Benefit
----
Plan that is a welfare benefit plan as described in Section 3(1) of ERISA. Except as set forth on Schedule 4.21, IQX does not have any early retirement
                       -------------
options or plans pursuant to which employees may choose to take early retirement. Except as set forth on Schedule 4.21, no shares of capital stock
                                    -------------
are reserved and/or eligible to be issued pursuant to any stock option, stock appreciation, stock grant or similar plan of IQX.

          4.22.  Insurance.  Schedule 4.22 hereto sets forth a true and complete
                 ---------   -------------
list and general description of all policies or binders of fire, liability, product liability, workers' compensation, vehicular, business interruption or other insurance held by or on behalf of IQX specifying the insurer, the policy number or covering note number with respect to binders, and describing any pending claim(s) thereunder. All of such policies and binders are in full force and effect. IQX is not in default with respect to any provision contained in any such policy or binder. IQX has not received or given a written notice of cancellation or non-renewal with respect to any such policy or binder.

          4.23.  No Misrepresentations.  This Agreement (including the Schedules
                 ---------------------
hereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

          4.24.  Transactions with Related Parties.  Except as set forth on
                 ---------------------------------
Schedule 4.24 hereto, neither any Stockholder, nor any director, officer or
-------------
affiliate thereof, nor, to IQX's and the Majority Stockholder's knowledge, any immediate family member or associate thereof, as the case may be: (i) has borrowed money from or loaned money to IQX or any affiliate which has not been repaid; (ii) has any contractual, tort or other claim, express or implied, against IQX or any affiliate; (iii) has an interest in any property, rights or assets owned and/or used by IQX in its business; or (iv) is party to any contract or other agreement with IQX or any affiliate (including any Financial Support Arrangement (as defined in Section 12.2 hereof) maintained by IQX for the benefit of the Majority Stockholder and/or any of its affiliates) or is engaged in any material transaction or arrangement with IQX or any affiliate. Except as set forth on Schedule 4.24, following the Closing (and assuming
                       -------------
execution of the Services Agreement (as defined in Section 6.2(n) hereof)) and the provision of services thereunder in accordance therewith, Buyer shall have all assets and rights necessary to conduct the business of IQX on a stand-alone, independent basis as it is currently conducted.

          4.25.  Environmental Matters.  IQX has: (i) complied with all
                 ---------------------
Environmental Laws; (ii) not received any notice from any governmental authority that any real property now or formerly owned, leased, managed, operated or otherwise used by it is on any federal, state or foreign "superfund" or similar list or has been the site of any activity giving rise to any Liability; (iii) not received any notice of any Environmental Claim (as defined in Section 12.2 hereof); and (iv) stored, handled, used, released, discharged and disposed of all substances used in its operations and wastes or by-products from its operations, whether Hazardous Materials (as defined in Section 12.2 hereof) or not, in compliance with all Environmental Laws. No Hazardous Materials or other substances or wastes have been spilled, released, discharged or disposed of from, on or under any property owned, leased or operated by IQX during its occupancy. IQX has no Liability with respect to the clean-up or remediation of any treatment, storage or disposal site or facility. IQX has delivered to Buyer true and complete copies of any environmental and Hazardous Materials reports, studies and assessments in its possession or control with respect to its leased or operated real properties and/or any land adjacent thereto.

          4.26.  Year 2000.  IQX's critical information technology systems which
                 ---------
are used in, or required for the conduct of, its business as currently conducted or presently proposed to be conducted may be used prior to, during and after the calendar year 2000 without material error or delay relating to date data and will not otherwise fail: (i) to deal with or account for transitions or comparisons from, into and between the years 1999 and 2000 accurately; (ii) to recognize or accurately process any specific date in 1999 or 2000; or (iii) to account accurately for the year 2000's status as a leap year, including recognition and processing of the correct date on February 29, 2000.

          4.27.  Bank Accounts; Powers of Attorney.  Set forth on Schedule 4.27
                 ---------------------------------                -------------
hereto is a list of each bank or other financial institution at which IQX maintains an account or safe deposit box, the corresponding number of each such account or safe deposit box and the names of all persons holding check-signing or withdrawal power or other authority with respect thereto. Also set forth on
Schedule 4.27 [sets forth a true and complete list] of all powers of attorney in
-------------
effect in respect of IQX.

          4.28.  Brokers.  Neither IQX nor any Stockholder (or affiliate
                 -------
thereof) has made any agreement or taken any other action causing anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereby.

          4.29.  Disclosure Schedules.  All Schedules to this Agreement are
                 --------------------
integral parts of this Agreement. Nothing in a Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. IQX and the Majority Stockholder are responsible for preparing and arranging the Schedules corresponding to the numbered subsections contained in this Section 4.

          4.30.  Stockholder Acknowledgment.  The Stockholders hereby
                 --------------------------
acknowledge that Buyer has informed them that it is contemplating an initial public offering of its equity securities, and hereby agree not to use or disclose such information other than directly in connection with the transactions contemplated hereby.

          4.31.  Investment in Buyer Shares.  The Stockholders acknowledge that
                 --------------------------
the Buyer Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state or foreign securities laws and that the Buyer Shares are being sold to the Stockholders materially in reliance upon the representations and warranties contained in this Section 4.31. The Stockholders further understand that the offer and sale of the Buyer Shares are intended to be exempt from registration under the Securities Act and under any applicable state and foreign securities laws. In furtherance thereof, each Stockholder represents and warrants to and agrees with Buyer that (i) such Stockholder is purchasing Buyer Shares for such Stockholder's own account, for investment purposes only and not with a view to the resale or distribution thereof except in compliance with the Securities Act and any applicable state and foreign securities laws; (ii) such Stockholder is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act; (iii) such Stockholder's purchase of Buyer Shares will not violate the Laws of the jurisdiction of his/her/its incorporation or residence or any other Laws; and (iv) such Stockholder has such knowledge and experience in financial, tax, and business matters so as to enable him/her/it to evaluate the merits and risks of acquiring Buyer's Shares and make an informed investment decision with respect thereto.

          5.   REPRESENTATIONS AND WARRANTIES OF BUYER.  Subject to Sections 10
               ---------------------------------------
and 12.14 hereof, Buyer hereby represents and warrants to the Stockholders as follows:

          5.1. Authorization of Buyer Shares.  All corporate action necessary
               -----------------------------
for the issuance and delivery of the Buyer Shares has been taken by Buyer and, when issued and delivered against delivery to Buyer of the IQX Shares and the conversion thereof pursuant to the Merger, the Buyer Shares will be validly issued, fully paid and non-assessable (except as provided in Section 630 of the BCL).

          5.2. Due Organization and Qualification.  Buyer is duly organized,
               ----------------------------------
validly existing and in good standing under the laws of the State of New York. Buyer has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently contemplated. Buyer is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its business or the location of its property requires such qualification, except where the failure to do so would not have a material adverse effect on its business, operations, assets, prospects or condition (financial or otherwise). The jurisdictions in which Buyer is qualified to do business are set forth on
Schedule 5.2 hereto.
------------

          5.3. Capitalization; Options; Shareholder Rights.  The authorized
               -------------------------------------------
capital stock of Buyer consists solely of 1,500,000 shares of common stock, $.01 par value per share ("Buyer Common Stock"), and 106,122 shares of preferred stock, $.01 par value per share ("Buyer Preferred Stock"). There are, and on the Closing Date there will be (not including the Buyer Shares), 348,347 shares of Buyer Common Stock and 106,122 shares of Buyer Preferred Stock issued and outstanding, and there are not, and will not be on such date, any other shares of capital stock of Buyer issued or outstanding (not including the Buyer Shares). All of the issued and outstanding shares of Buyer's capital stock have been duly authorized, and are validly issued, fully paid and non-assessable, except as provided in Section 630 of the BCL. Except as set forth on Schedule
                                                                     --------
5.3 hereto, there are, and on the Closing Date there will be, no outstanding
---
obligations, options, warrants, convertible securities, subscriptions, or other commitments or rights (matured or contingent) of any nature to acquire or subscribe for any securities or other equity interest of or in Buyer. There are, and on the Closing Date there will be, no bonds, debentures, notes or other indebtedness of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which any shareholder of Buyer may vote. Except as set forth on Schedule 5.3, there
                                                           ------------
are, and on the Closing Date there will be, no preemptive rights, rights of first refusal, voting rights, change of control or similar rights, anti-dilution protections or other rights which any shareholder, officer, employee or director of Buyer or any other person would be entitled to exercise or invoke as a result of the issuance by Buyer of the Buyer Shares.

          5.4. Constituent Documents.  True and complete copies of Buyer's
               ---------------------
Certificate of Incorporation and By-laws, as in effect on the date hereof (collectively, the "Buyer Constituent Documents"), have been delivered to the Majority Stockholder.

          5.5. Financial Statements.  The audited consolidated balance sheet and
               --------------------
related statements of income and cash flow for Buyer as at and for the fiscal year ended on December

31, 1998 (the "1998 Financial Statements") and the unaudited consolidated balance sheet (the "Buyer Interim Balance Sheet") and related statement of income of Buyer as at and for the nine-month period ended on September 30, 1999 (collectively, the "Buyer Interim Financial Statements"; and together with the 1998 Financial Statements, the "Buyer Financial Statements"), true and complete copies of all of which have been delivered to the Majority Stockholder and are attached hereto as Schedule 5.5, present fairly in all material respects the
                   ------------
consolidated financial condition of Buyer as at the dates indicated therein and the consolidated results of operations of Buyer for the periods covered thereby. The Buyer Financial Statements have been prepared in accordance with GAAP consistently applied, subject only in the case of the Buyer Interim Financial Statements to ordinary year-end adjustments, none of which are material individually or in the aggregate, and the absence of footnotes. The financial books and records of Buyer are in all material respects complete and correct, have been maintained in accordance with good business practices, and accurately reflect the bases for the consolidated financial condition and results of operations set forth in the Buyer Financial Statements.

          5.6. Absence of Changes.  Except as set forth on Schedule 5.6 hereto,
               ------------------                          ------------
since the date of the Buyer Interim Balance Sheet, there has not been (i) any significant adverse change in the financial condition, results of operations, assets or business of Buyer, (ii) any repayment of any indebtedness or any borrowing of or agreement to borrow any money or any material Liabilities incurred by Buyer, other than current Liabilities incurred in the ordinary course of business, (iii) any material asset or property of Buyer made subject to a Lien, (iv) any declaration or payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or repurchase of, any shares of the capital stock of Buyer, (v) any issuance of any stocks, bonds or other securities of Buyer, or any options, warrants or rights or agreements or commitments to purchase or issue such securities (other than the Buyer Shares), (vi) any mortgage, pledge, sale, assignment or transfer of any material tangible or intangible assets of Buyer, except with respect to tangible assets effected in the ordinary course of business to persons not related to Buyer, (vii) any loan by Buyer to any officer, director, employee or shareholder of Buyer or any affiliate thereof, (viii) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets, property or business of Buyer, (ix) any purchase or other acquisition of assets or property by Buyer other than in the ordinary course of business, (x) any change in the accounting methods or practices followed by Buyer, (xi) any operation of the business of Buyer outside of the ordinary course of business and/or inconsistent with past practice, (xii) any waiver of any valuable right of Buyer, or the cancellation or reduction of any material debt or claim held by Buyer, or (xiii) except as provided by this Agreement, any commitment or agreement (contingent or otherwise) to do any of the foregoing.

          5.7. Power and Authority.  Buyer has the requisite corporate power and
               -------------------
authority to execute and deliver this Agreement and all other agreements and certificates referred to in or contemplated by this Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and all other agreements and certificates referred to in or contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and is (and such other agreements and certificates, when executed and delivered, will be) the valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          5.8. Tax Matters.  Buyer has timely filed all Tax Returns that it has
               -----------
been required to file through the date hereof, and has timely paid in full all Taxes which were due and payable by it through the date hereof. The provisions for Taxes reflected on the Buyer Interim Balance Sheet are adequate to cover all accrued and unpaid Taxes of Buyer for all periods ending on or before September 30, 1999, and nothing has occurred subsequent to that date to make such provisions inadequate. Buyer has established and is maintaining current accruals that are accurately reflected in the books and records of Buyer and are adequate for the payment of any Taxes incurred but not yet due and payable with respect to the property and operations of Buyer through the date hereof and will establish and maintain adequate accruals for the payment of any such Taxes in respect of the period through the Closing Date. No waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Returns of Buyer are currently in effect or are currently proposed. Buyer has collected or withheld and paid over to the proper governmental or regulatory bodies all amounts required to be so collected or withheld and paid over under all applicable Laws. No action, suit, proceeding, investigation, audit, claim or assessment is presently pending or, to Buyer's knowledge (as defined in Section 12.2 hereof), threatened with regard to any Taxes that relate to Buyer for which Buyer is or could reasonably be expected to be liable. There is no unresolved claim by a taxing authority in any jurisdiction where Buyer does not anticipate to file Tax Returns that it is or could reasonably be expected to be subject to taxation by such jurisdiction. There are no Liens for Taxes (other than for Taxes not yet due and payable) upon any assets or property of Buyer. The Stockholders acknowledge that the foregoing representations and warranties made in this Section 5.8 do not apply in respect of Accurate Components Inc. ("Accurate") or Market Trading Concepts Inc. ("Market Trading") (recently acquired, wholly-owned subsidiaries of Buyer). The Stockholders further acknowledge that the representations and warranties made in respect of Accurate and Market Trading as to Tax matters in that certain Stock Purchase Agreement by and between Buyer, Accurate, Market Trading and Anthony Arena, dated November 12, 1999, have been made available to the Stockholders for their review and, to Buyer's knowledge, they are true and correct.

          Buyer (i) has not made any other election pursuant to the Code other than elections that relate solely to matters of accounting, depreciation, or amortization, that could reasonably be expected to have an adverse effect on, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or assets; and (ii) at no time has filed a consent to the application of Section 341(f)(2) of the Code to any property or assets held, acquired or to be acquired by it, and will not file any such consent prior to Closing. Buyer is not a party to any tax allocation or sharing agreement, and has no liability for the Taxes of any other entity under Treasury Regulation (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          5.9. Compliance with Laws; Permits.  Except as set forth on Schedule
               -----------------------------                          --------
5.9 hereto, Buyer is and has been in compliance with all Laws applicable to it
---
or any of its properties or operations, including, without limitation, all Environmental Laws. Buyer has not received any notice of its violation or alleged violation of any Law. Buyer has all Permits necessary for the conduct of its business and operations as currently conducted. All material Permits of Buyer are set forth on Schedule 5.9A hereto and are valid and in full
                                  -------------
force and effect. No violations have occurred in respect of any such Permit and no action or proceeding is pending nor, to Buyer's knowledge, threatened to revoke or limit any such Permit.

          5.10.  No Breach; Consents; Payments.  The execution, delivery and
                 -----------------------------
performance of this Agreement and all other agreements or certificates referred to in or contemplated by this Agreement by Buyer and the consummation of the transactions contemplated hereby and thereby will not (i) result in any Lien upon any property of Buyer; or (ii) violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or accelerate or trigger the rights of any person under, or constitute (or, with the giving of notice or lapse of time or both, would constitute) a default or termination under (a) any of the Buyer Constituent Documents; (b) assuming the Consents listed on Schedule 5.10 hereto are obtained
                                               -------------
on or prior to the Closing Date, any instrument, contract or other agreement to which Buyer is a party or by or to which Buyer or any of its property is bound or subject; (c) any Law applicable to Buyer or any of its property or operations; or (d) any Permit. Except as set forth on Schedule 5.10, and other
                                                      -------------
than the HSR Filing, the Certificates of Merger and any blue-sky or other securities law filings, no Consent is required on the part of Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. There are no payments, Liabilities or obligations under or pursuant to any Law or contract or other agreement to which Buyer is a party which are required to be made or performed by Buyer to any person, arising out of or as a result of the transactions contemplated by this Agreement.

          5.11.  Litigation; Claims.  Except as set forth on Schedule 5.11
                 ------------------                          -------------
hereto, there are no suits or actions, administrative, arbitration or other proceedings or governmental investigations pending or, to Buyer's knowledge, threatened against or affecting Buyer or any of its property or assets. Except as set forth on Schedule 5.11, to Buyer's knowledge, no person has notified
                -------------
Buyer or any of its affiliates of a material claim against Buyer alleging any personal property or economic injury, loss or damage incurred as a result of or relating to the use of any products sold by or on behalf of, or services rendered by, Buyer. There is no judgment, order, injunction, decree or award against Buyer which is not satisfied and remains outstanding.

          5.12.  Employment Matters.  Buyer has not at any time during the last
                 ------------------
three (3) years had, nor, to Buyer's knowledge, is there now threatened, any walkout, strike, picketing, work stoppage, planned work slowdown or any similar occurrence. There are no material controversies or grievances pending or, to Buyer's knowledge, threatened between Buyer and any of its employees. No union or other collective bargaining unit has been certified or formally recognized by Buyer.

          5.13.  Material Agreements.  Buyer is in compliance with the terms and
                 -------------------
conditions of its material contracts, except where the failure to be in such compliance could not reasonably be expected to have a material adverse effect on the business, operations, assets, or condition (financial or otherwise) of Buyer, taken as a whole.

          5.14.  Real Estate.  Buyer does not own, in fee or otherwise, or have
                 -----------
the right or obligation to acquire any real property or buildings.  Schedule
                                                                    --------
5.14 hereto sets forth all leases,
----
subleases or other agreements (oral or written) pursuant to which Buyer has the right to use or occupy any real property. True and correct copies of such leases, subleases and other agreements have been delivered to the Majority Stockholder and each is a valid agreement in full force and effect, creates a good and valid leasehold estate in the property leased thereby, and Buyer is in material compliance with the provisions of each such agreement and no other party thereto is, to Buyer's knowledge, in material default thereunder.

          5.15.  Buyer Intangible Property.  Schedule 5.15 hereto sets forth all
                 -------------------------   -------------
United States and foreign patents, registered copyrights, registered trademarks, service marks and trade names, applications for any of the foregoing, and written permits, grants, options and licenses or other rights in writing running to or from Buyer relating to any Buyer Intangible Property (as defined below). Buyer has either all right, title and interest in or valid and binding rights under contract to use all items of Buyer Intangible Property material to, or necessary to conduct, the business of Buyer as presently conducted or contemplated to be conducted. None of the Buyer Intangible Property (other than any patents and patent rights) infringes upon or violates any rights owned or held by any other person. To Buyer's knowledge, none of the patents and patent rights included in the Buyer Intangible Property infringes upon or violates any rights owned or held by any other person. There is not pending nor, to Buyer's knowledge, threatened any claim, suit or action against Buyer contesting or challenging the rights of Buyer in or to any Buyer Intangible Property or the validity of any of the Buyer Intangible Property. To Buyer's knowledge, there is no infringement upon or unauthorized use of any of the Buyer Intangible Property owned by Buyer by any third party. Buyer is not in default (or, with the giving of notice or lapse of time or both, would be in default) under any contract to use the Buyer Intangible Property required to be disclosed on
Schedule 5.15.  Neither Buyer (nor any associate thereof) nor any officer,
-------------
director or affiliate or immediate family member, as the case may be, thereof has any right to or interest in any Buyer Intangible Property, including, without limitation, any right to payments (by royalty or otherwise) in respect of any use or transfer thereof.

          "Buyer Intangible Property" means all patents and patent rights, trademarks and trademark rights, trade names and tradename rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, designs, trade secrets, industrial models, proprietary data, methodologies, computer programs and software (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, inventions, works of authorship, management information systems, and all pending applications for and registrations of patents, trademarks, service marks and copyrights used in the business of Buyer, in each such case, including all forms (e.g., electronic
                                                               ----
media, computer disks, etc.) in which such items are recorded.

          5.16.  Title to Properties and Assets.  Buyer has good title to all of
                 ------------------------------
the property and assets owned or purported to be owned by it which are reflected as assets on the Buyer Interim Balance Sheet and those not so reflected on the Buyer Interim Balance Sheet because not required to be reflected thereon, but which are used in Buyer's business, or because acquired by Buyer since the date of the Buyer Interim Balance Sheet (except for inventory or other assets disposed of in the ordinary course of business consistent with past practice since the date of the Buyer Interim Balance Sheet), free and clear of any Lien, except (i) Liens for Taxes not yet due and payable; (ii) Liens of materialmen, mechanics, carriers, landlords and like persons which are not due and payable or which are being contested in good faith and which are not material in the aggregate; and (iii) as set forth on Schedule
                                                                       --------
5.16 hereto. Other than in the ordinary course of business, other than pursuant
----
to the terms of this Agreement or as disclosed on Schedules 5.15 and 5.18 hereto, no person has any written or oral agreement, option, understanding, commitment or any right or privilege to purchase, lease or license any of Buyer's property or assets.

          5.17.  Employee Benefit Plans.  Schedule 5.17 hereto contains a true
                 ----------------------   -------------
and complete list of all Employee Benefit Plans maintained by Buyer (or any affiliate thereof) or under which Buyer has any obligations (other than obligations to make current wage or salary payments) in respect of any of the employees of Buyer or their beneficiaries (each individually, a "Buyer Employee Benefit Plan" and collectively, the "Buyer Employee Benefit Plans"). Buyer has delivered to the Majority Stockholder true and complete copies of all material documents, as such may have been amended to the date hereof, embodying the Buyer Employee Benefit Plans, all trust documents, all available determination letters issued by the IRS, employee booklets, summaries and descriptions, the most recent compliance and nondiscrimination tests (if any), the most recent Form 5500 reports, standard COBRA forms and notices, any correspondence or inquiry by the IRS or the Department of Labor, and any material employee communications, in each case relating to any Buyer Employee Benefit Plan.

          All Buyer Employee Benefit Plans have complied in form, operation and administration with their respective provisions, any applicable provisions of ERISA, the Code, and all other applicable Laws. All contributions to and payments from the Buyer Employee Benefit Plans which have been required to be made in accordance with the provisions of the Buyer Employee Benefit Plans and, where applicable, ERISA and the Code have been made or are adequately accrued and reflected on the books and records of Buyer. There are no unfunded Liabilities in respect of any such Buyer Employee Benefit Plan. Neither Buyer, nor, to Buyer's knowledge, any of its officers, employees or agents has committed any breach of fiduciary responsibility with respect to the Buyer Employee Benefit Plans to which ERISA is applicable which could subject Buyer to any Liability under ERISA. Buyer is not and has never been obligated to make contributions to any Multiemployer Plan. Buyer does not have any early retirement options or plans pursuant to which employees may choose to take early retirement. There are 46,532 shares of Buyer Common Stock reserved and/or eligible to be issued pursuant to stock option, stock appreciation, stock grant or similar plans of Buyer.

          5.18.  Transactions with Related Parties.  Except as set forth on
                 ---------------------------------
Schedule 5.18 hereto, no director, officer or affiliate of  Buyer nor any of
-------------
their immediate family members, as the case may be: (i) has borrowed money from or loaned money to Buyer which has not been repaid; (ii) has an interest in any property, rights or assets owned and/or used by Buyer in its business; or (iii) is party to any contract or other agreement with Buyer or is engaged in any material transaction or arrangement with Buyer.

          5.19.  Environmental Matters.  Buyer has: (i) complied with all
                 ---------------------
Environmental Laws; (ii) not received any notice from any governmental authority that any real property now or formerly owned, leased, managed, operated or otherwise used by it is on any federal, state or foreign "superfund" or similar list or has been the site of any activity giving rise to any Liability; (iii) not received any notice of any Environmental Claim; and (iv) stored, handled, used, released, discharged and disposed of all substances used in their operations and wastes or by-products from their operations, whether Hazardous Materials or not, in compliance with all Environmental Laws. No Hazardous Materials or other substances or wastes have been spilled, released, discharged or disposed of from, on or under any property owned, leased or operated by Buyer during its occupancy. Buyer has no Liability with respect to the clean-up or remediation of any treatment, storage or disposal site or facility.

          5.20.  Year 2000.  Buyer's critical information technology systems
                 ---------
which are used in, or required for the conduct of, its business as currently conducted or presently proposed to be conducted may be used prior to, during and after the calendar year 2000 without material error or delay relating to date data and will not otherwise fail: (i) to deal with or account for transitions or comparisons from, into and between the years 1999 and 2000 accurately; (ii) to recognize or accurately process any specific date in 1999 or 2000; or (iii) to account accurately for the year 2000's status as a leap year, including recognition and processing of the correct date on February 29, 2000.

          5.21.  Brokers.  Buyer has not made any agreement or taken any other
                 -------
action causing anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereby.

          5.22.  Disclosure Schedules.  All Schedules to this Agreement are
                 --------------------
integral parts of this Agreement. Nothing in a Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the
Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Buyer is responsible for preparing and arranging the Schedules corresponding to the numbered subsections contained in this Section 5.

          5.23.  Investment in IQX Shares.  Buyer acknowledges that the IQX
                 ------------------------
Shares are not registered under the Securities Act or under any state or foreign securities laws and that the IQX Shares are being sold to Buyer materially in reliance upon the representations and warranties contained in this Section 5.23. Buyer further understands that the offer and sale of the IQX Shares are intended to be exempt from registration under the Securities Act and under any applicable state securities laws. In furtherance thereof, Buyer represents and warrants to and agrees with the Stockholders that (i) Buyer is purchasing the IQX Shares for Buyer's own account, for investment purposes only and not with a view to the resale or distribution thereof except in compliance with the Securities Act and any applicable state securities laws; (ii) Buyer is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act; and (iii) Buyer's purchase of the IQX Shares will not violate the Laws of the jurisdiction of its incorporation.

          6.   COVENANTS AND AGREEMENTS.
               ------------------------

          6.1. Pre-Closing Covenants and Agreements.  The parties covenant and
               ------------------------------------
agree from the date hereof until the earlier of the Closing Date or the termination of this Agreement (in accordance with its terms) as follows:

          (a) Ongoing IQX Operations.  IQX shall, and the Majority Stockholder
              ----------------------
shall cause IQX to, conduct its business diligently and substantially in the same manner as heretofore conducted and use reasonable best efforts to preserve the present relationships between IQX and its suppliers, distributors, customers and others having business relations with it, and shall not, except with Buyer's prior written consent: (i) declare, make or pay any distributions or dividends on its capital stock or any other equity securities; (ii) make or grant any increases in salary or other compensation or bonuses to employees (other than in connection with arrangements or agreements in effect prior to the date hereof and specifically disclosed in writing to Buyer), or grant any employee any severance or termination pay except in accordance with its existing policies, or establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, pension, retirement, deferred compensation, policy or arrangement for the benefit of any directors, officers or employees; (iii) make any material general adjustment in the type or hours of work of its employees;
(iv) enter into or amend any agreement or transaction with any person or entity who or which is an associate or an affiliate of IQX; (v) permit or engage in any of the actions or transactions set forth in Sections 4.6 (to the extent not otherwise covered by this Section 6.1(a)) and 4.24 hereof; (vi) acquire, exchange, lease, license or dispose of any property or assets, other than in the ordinary course of business; (vii) issue or grant any shares of capital stock or other securities, whether or not such are exercisable for, convertible into or exchangeable for shares of capital stock or such other securities of IQX or any of its subsidiaries; (viii) amend or repeal any of its Constituent Documents;
(ix) incur any indebtedness or permit any of its property to become subject to any Lien other than indebtedness incurred in the ordinary course of business; (x) except as set forth on Schedule 6.1(a)(x) hereto, make any capital
                                     ------------------
expenditure in excess of $50,000; (xi) other than in the ordinary course of business, enter into, terminate or amend any Material Agreement; (xii) discount, collect or write-off any accounts or notes receivables other than in the ordinary course of business; (xiii) waive any of its valuable rights; (xiv) operate its business outside of the ordinary course of business except as specifically required by this Agreement; or (xv) enter into any agreement to take any of the foregoing actions except as required by this Agreement.

          (b) Ongoing Buyer Operations.  Buyer shall conduct its business
              ------------------------
diligently and substantially in the same manner as heretofore conducted and use reasonable best efforts to preserve the present relationships between Buyer and its suppliers, distributors, customers and others having business relations with it, and shall not, except with IQX's prior written consent: (i) declare, make or pay any distributions or dividends on its capital stock or any other equity securities; (ii) enter into or amend any agreement or transaction with any person or entity who or which is an associate or an affiliate of Buyer; (iii) permit or engage in any of the actions or transactions set forth in Section 5.18 hereof; (iv) issue or grant any shares of capital stock or other securities, whether or not such are exercisable for, convertible into or exchangeable for shares of capital stock or such other securities of Buyer or any of its subsidiaries, other than the Buyer Shares and stock options granted to employees, officers or directors; (v) amend or repeal its Constituent Documents; or (vi) enter into any agreement to take any of the foregoing actions except as required by this Agreement.

          (c) Investigation by Buyer and IQX.  Each of Buyer and IQX may,
              ------------------------------
through its respective representatives (including, without limitation, its counsel, accountants and consultants), make such investigations of the properties, offices and operations of the other party upon reasonable prior notice and such review or audit of the financial condition of the other party as it deems necessary or advisable in connection with the transactions contemplated hereby, including, without limitation, any investigations enabling it to familiarize itself with such properties, offices, operations and financial condition; provided, that no unreasonable interference with the normal business
           --------
operations of the other party shall thereby be caused. No such investigations shall affect or limit any of the representations, warranties and agreements made hereunder. Each of IQX and Buyer shall permit the other party and its respective authorized representatives, subject to the foregoing provisions of this Section 6.1(c) and Section 6.2(c)(ii) and (iii) hereof, to have full access to the premises upon reasonable prior notice and to all books and records of such party, and shall allow such other party the right to make copies thereof and excerpts therefrom. Each of IQX and Buyer shall, subject to Section 6.2(c)(ii) and (iii) hereof, furnish the other party with such financial, customer, supplier and operating data and other information with respect to itself as such other party may from time to time reasonably request. IQX shall permit Buyer and its authorized representatives, upon Buyer's reasonable request, to contact suppliers, distributors, customers and others having business relations with IQX.

          (d) Further Assurances.  Each of the parties shall on or after the
              ------------------
Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and to effectuate the transactions contemplated by this Agreement (including with respect to the HSR Filing). Each party shall use his/her/its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the Closing within such party's control, including obtaining any Consents required in connection herewith. In particular, and without limiting the foregoing, the Majority Stockholder shall use its reasonable best efforts to obtain as soon as practicable (whether prior or subsequent to the Closing) the consent of Manufacturing Technology, Inc. ("MTI") to the assignment by the Majority Stockholder to Buyer of all of the Majority Stockholder's rights and benefits under that certain value-added reseller agreement, dated December 18, 1998, by and between MTI and the Majority Stockholder (the "MTI Agreement"). If the Majority Stockholder shall be unable to obtain such consent, it will use its reasonable best efforts to provide Buyer with substantially all of the economic benefits of the MTI Agreement. The Majority Stockholder agrees that it shall execute such documents and other papers and use its reasonable best efforts, including obtaining any required Consent, to assign to Buyer and/or the Surviving Corporation any contract, license or other agreement relating to the CAPSXpert Database and/or IQXpert's ItemQuest product line to which Buyer is not presently a party and which has not otherwise been effectively assigned in connection with this Agreement. The parties hereby acknowledge and agree that it is the intent of this Agreement that all such contracts, licenses and other agreements be transferred and assigned to Buyer and/or the Surviving Corporation in connection with the transactions contemplated by this Agreement.

          (e) Additional Disclosure.  Each of IQX and Buyer shall promptly
              ---------------------
notify the other party and furnish the other party with any information that such other party may reasonably request with respect to (i) the occurrence of any event or condition or the existence of any fact that would cause any of the conditions to such party's obligation to consummate the transactions contemplated by this Agreement not to be fulfilled and/or (ii) any material adverse change in such party's financial condition, business or operations. In addition, any contract or other agreement entered into between the date hereof and the Closing Date that would have been required to be listed on Schedule 4.14
                                                                   -------------
hereto if entered into prior to the date hereof shall be delivered to Buyer by IQX promptly after being entered into and shall be deemed to be a Material Agreement for all purposes of this Agreement.

          (f) Exclusive Dealings.  IQX (including all affiliates and associates
              ------------------
thereof), and their respective officers and directors, and the Stockholders shall not at any time prior to the earlier of the Closing or December 31, 1999, directly or indirectly (i) encourage, solicit, initiate or participate in any discussions or negotiations with, furnish any information to or entertain or accept any inquiry or proposal from any person other than Buyer, regardless of the form of the proposed transaction, concerning the proposed sale, exchange or transfer, directly or indirectly, of any securities or other interests of IQX (whether or not presently outstanding) or any material assets of IQX (other than inventory in the ordinary course of business), or the direct or indirect merger, recapitalization, combination or consolidation of IQX with any other person or
(ii) cause or permit IQX to dissolve or liquidate. In the event that IQX and/or any Stockholder shall receive any solicitation, offer, inquiry or proposal of the type described in this Section 6.1(f), he/she/it will promptly notify Buyer. If, at any time prior to the earlier of the Closing or December 31, 1999, Buyer terminates this Agreement pursuant to the provisions hereof, it shall so notify in writing IQX and the Majority Stockholder, and IQX and the Stockholders shall thereupon be released from the restrictions set forth in this Section 6.1(f).

          (g) Resignations.  On or before the Closing Date, IQX and the Majority
              ------------
Stockholder shall cause to be delivered to Buyer duly executed resignations, effective immediately after the Closing, of those officers and directors of IQX, IQXpert and ETI as shall be requested by Buyer in writing delivered to the Majority Stockholder on or before the Closing.

          (h)  Records.  On the Closing Date, the Majority Stockholder shall
               -------
deliver or cause to be delivered to Buyer, or make available to Buyer at IQX's office, all original agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, "Records") in the possession or control of the Majority Stockholder or Thybo relating to IQX.

          (i) Fees and Disbursements.  Buyer and the Stockholders (and not IQX)
              ----------------------
shall, subject to the penultimate sentence of Section 11 hereof, pay their own costs and expenses, including the fees and disbursements of any counsel and accountants retained by any of them, incurred in connection with the preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

          (j) Maintenance of Insurance.  Until the Closing, IQX and Buyer shall
              ------------------------
maintain in full force and effect their current respective insurance policies unless, simultaneously with any termination or lapse thereof, replacement policies shall be in full force and effect that provide coverage at levels and amounts equal to or greater than the coverage under such current policies.

          (k) Transfer Taxes. Notwithstanding anything to the contrary contained
              --------------
herein, the Majority Stockholder shall be responsible for all transfer, real property transfer, documentary, gains, stamp, duties, recording and other similar Taxes and fees imposed upon or incurred in connection with the transactions contemplated by this Agreement (collectively, the

"Transfer Taxes") and all necessary Tax Returns and other documentation with respect to any Transfer Taxes shall be filed by the Majority Stockholder.

          (l)  Supplemental Disclosure.  The parties agree that, with respect to
               -----------------------
their representations and warranties made in this Agreement, they will have a continuing obligation to promptly supplement and/or amend all Schedules to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules to this Agreement.

          (m)  [Intentionally Omitted].
                ---------------------

          (n)  Termination of Sales Agency Agreement.  IHS and IQX hereby agree
               -------------------------------------
that that certain Sales Agency Agreement, dated March 24, 1999, by and between IHS and IQX (the "Sales Agency Agreement") shall be terminated prior to the Closing with no payments made or required from IQX or Buyer and without any Liability of IQX or Buyer to IHS; provided, that IHS will be permitted to
                                  --------
continue to distribute the CAPSXpert Database products in "bundled sales" (as defined below) from the Effective Date until April 30, 2000 (the "Agency Period"). For purposes of this Section 6.1(n), "bundled sales" shall mean a sale in which an IHS sales representative is selling a customer both IHS products and CAPSXpert Database products. During the Agency Period, IHS shall receive only a percentage commission at the rate of eighteen (18%) percent on all bundled sales; provided, that all pricing related to such bundled sales shall be subject
       --------
to Buyer's prior written approval. IHS and IQX shall, prior to the Closing, deliver to Buyer evidence reasonably satisfactory to Buyer that the Sales Agency Agreement has been terminated.

          (o)  IQX Stockholders Agreement.  The Stockholders shall provide Buyer
               --------------------------
with evidence reasonably satisfactory to Buyer that that certain Stockholders Agreement, dated March 24, 1999, between the Stockholders shall have been irrevocably and unconditionally terminated on or prior to the Closing.

          6.2. Post-Closing Covenants and Agreements.  Buyer and the
               -------------------------------------
Stockholders covenant and agree from and after the Closing Date as follows:

          (a)  Non-Interference.  IHS, Thybo and their respective affiliates
               ----------------
shall not, at any time during the period commencing on the Closing Date and continuing until the fifth anniversary of the Closing Date (the "Restricted Period"), directly or indirectly, (i) recruit any employee of Buyer or IQX or solicit or induce, or attempt to solicit or induce, any employee of Buyer or IQX to terminate his/her employment with, or otherwise cease his/her relationship with Buyer or IQX or (ii) solicit, divert or take away, or attempt to solicit, divert or take away any of the clients, customers or accounts, or prospective clients, customers or accounts, of Buyer or IQX to purchase, or from purchasing, products or services covered by the definition of Competitive Business (as defined below).

          (b)  Non-Compete.  (i) Subject to the provisions of the CAPSXpert
               -----------
License Agreement (as defined in Section 6.2(n) hereof), IHS, Thybo and their respective affiliates shall not, at any time during the Restricted Period, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or provide financing to, any Competitive Business; provided, that nothing in this Section
                                        --------
6.2(b) shall prohibit IHS or Thybo (including their respective affiliates and associates and any "group" (as such term is defined in the rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of which such person is a member) from acquiring up to five (5%) percent of any class of outstanding equity securities of any corporation or other entity whose equity securities are regularly traded on a national securities exchange or in the "over-the-counter market."

          For purposes of this Agreement, the term "Competitive Business" shall mean (w) any business that develops or sells products or services that are competitive with the CAPSXpert Database, (x) any business that develops or sells software for component and supplier management, (y) any business that sells or distributes electronic components or (z) any business that provides an e-commerce web site which aggregates pricing and availability data for electronic components.

          (ii) Each of the Minority Stockholders (other than Thybo) hereby unconditionally acknowledges and agrees that the non-competition provisions set forth in Section 6.09 and the insurance provisions set forth in Section 6.10 of that certain Formation Agreement, dated January 10, 1999, between IHS and those certain stockholders of ICI (as defined in Section 10.1(a) hereof) identified therein (the "Formation Agreement") shall remain in full force and effect and continue to bind and inure to the benefit of such Stockholder after the Closing, and further agrees that Buyer is, and shall be, an intended third-party beneficiary of Section 6.09 of such Agreement. Buyer acknowledges and agrees that it is the successor to IHS for purposes of Section 6.10 of the Formation Agreement.

          (c)   Confidentiality.  (i) Each Stockholder acknowledges that all
                ---------------
information concerning IQX's business, financial condition, operations, strategies and prospects, including, but not limited to, customer, supplier and distributor lists, trade secrets, plans, manufacturing techniques, sales, marketing and expansion strategies, products, services, production, development, technology and processes and all related technical information, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data relating to IQX are valuable, special and unique assets of IQX (collectively, the "Confidential Information"); provided, however, that
                                                --------  -------
Confidential Information shall not include any information that (x) is or shall become generally known to the public (other than as a result of a breach of this Agreement by a Stockholder); (y) shall become available to a Stockholder from an unaffiliated third party; provided, that such party shall not be under any
                          --------
obligation of confidentiality known to such Stockholder to another party to this Agreement; or (z) is required by Law or court order to be disclosed; provided,
                                                                     --------
that the disclosing party shall give Buyer prompt written notice of any such legal or judicial process requiring disclosure of Confidential Information and shall reasonably cooperate with Buyer, at Buyer's expense, in any lawful action which Buyer desires to take to limit the disclosure required by such legal or judicial process, and shall permit Buyer to attempt, by appropriate legal means, to limit and/or delay such disclosure.

          (ii) Buyer agrees that it shall not (until after the Closing) disclose any Confidential Information to any person or make use of or exploit any Confidential Information for its own purposes or for the benefit of any person other than disclosure to its accountants, attorneys or other representatives to the extent reasonably necessary to complete its due diligence review of IQX's businesses and to document and consummate the transactions contemplated by this Agreement; provided, that Buyer shall notify such
                                --------
accountants, attorneys or other representatives of Buyer's obligations under the terms of this Section 6.2(c)(ii) and Buyer shall use its best efforts to cause its accountants, attorneys or other representatives to comply with the provisions of this Section 6.2(c)(ii). If this Agreement is terminated in accordance with Section 11 hereof, Buyer shall return all Confidential Information and all copies thereof to IQX, destroy any extracts or notes derived therefrom, and shall not make use of any Confidential Information for its own purposes or for the benefit of any person, except that Buyer may retain copies of the Confidential Information, subject to its confidentiality obligations hereunder, which are required to be retained to support any claim that shall have arisen or may reasonably be expected to arise out of this Agreement or the transactions contemplated hereby.

                (iii) Each Stockholder acknowledges and agrees that all Confidential Information is the exclusive property of IQX and, after the Closing, of Buyer and IQX. No Stockholder shall disclose, directly or indirectly, Confidential Information to any person or, directly or indirectly, make use of or exploit any Confidential Information for his/her/its own purposes or the benefit of any other person.

          (d)   Equitable Relief. Each of Buyer and the Stockholders
                ----------------
acknowledges and agrees that any breach by Buyer, IQX or any Stockholder of any of the provisions of Sections 6.1(f), 6.2(a), (b), (c), (g) or (l) hereof would cause irreparable injury and could not be remedied solely by monetary damages. In the event of a breach or threatened breach of any of such provisions, any non-breaching party shall be entitled to equitable relief, including, without limitation, injunctive relief and specific performance, without proof of actual damages. Such relief shall be in addition to any other remedies available at law or in equity.

          (e)   IQX's Employees.  Buyer agrees that, as soon as reasonably
                ---------------
practicable after the Closing, it shall determine in good faith whether to adjust the compensation of the employees of IQX who shall remain employees of IQX or become employees of Buyer, based upon such factors as it shall deem appropriate, including, without limitation, prevailing market rates of compensation and Buyer's then existing compensation for similarly situated employees. Buyer agrees that all employees of IQX who shall remain employees of IQX or become employees of Buyer shall be entitled to participate in the employee benefits and plans, including, without limitation, stock option plans, provided by Buyer to its employees generally, subject to the terms thereof, and that, to the extent permissible and practicable, such employees shall be given credit for their years of prior service with IQX in connection with the provision of such benefits. Notwithstanding anything contained herein, nothing in this Agreement shall confer, or shall be construed to confer, upon any employee of IQX who shall remain an employee of IQX or become an employee of Buyer any right to the continuance of employment with IQX or Buyer nor shall anything contained in this Agreement limit in any manner the right of IQX or Buyer to terminate any such employee at any time or for any reason.

          (f)   Tax Matter.  The parties hereto intend that the Merger shall
                ----------
qualify as a tax-free reorganization under Section 368(a) of the Code. Without limiting the generality of the foregoing, each party agrees not to take any position on any Tax Returns that is inconsistent with its undertaking pursuant to this Section 6.2(f) and agrees to prepare and timely file any required reports and information consistent with this Section 6.2(f).

          (g)   Right of First Refusal.  For nine (9) months following the
                ----------------------
Closing Date (the "First Refusal Period"), IHS shall not Transfer (as defined below) the Partsxpert Business (as defined below) or any material portion thereof to any third party without first offering in writing Buyer a reasonable opportunity to negotiate an agreement with IHS for the purchase of the Partsxpert Business or such material portion. IHS and Buyer shall negotiate in good faith and use reasonable efforts to reach an agreement and to consummate such purchase. If after thirty (30) days from the date of the written notice provided to Buyer, IHS and Buyer are unable to reach an agreement for the purchase by Buyer of the Partsxpert Business, then IHS shall be permitted to Transfer the Partsxpert Business during the First Refusal Period to a third party; provided, that the terms of such Transfer are not more favorable, in any
       --------
material respect, to those contained in the final offer made by Buyer in such negotiations for the Partsxpert Business.

          For purposes of this Section 6.2(g), (i) a "Transfer" shall mean, any direct or indirect disposition or sale, including by means of a merger, consolidation, sale-leaseback, exchange, sale of stock or assets or other similar transaction (other than a Transfer to a wholly-owned subsidiary of IHS), and (ii) "Partsxpert Business" shall mean the businesses comprising the Universal Parts Center, Vendor Catalog, Haystack and GSA product lines of IHS.

          (h)   Cancellation of IQX Options.  In consideration of the provisions
                ---------------------------
of Section 6.2(e) hereof, IQX hereby agrees that all outstanding options of IQX, all of which are set forth on Schedule 4.3 hereto (the "IQX Outstanding
                              ------------
Options"), shall terminate and be cancelled prior to the Closing Date in accordance with Section 8.3(A) of the Non-Qualified Stock Option Plan of IQX governing the IQX Outstanding Options (a true and correct copy of which has been delivered to Buyer prior to the date hereof) without IQX having made any additional agreements or arrangements with respect to such IQX Outstanding Options or the grantees thereof.

          (i)   WARN Act Notices.  IQX shall provide any notices to its
                ----------------
employees that may be required under any Law including, but not limited to, the Worker Adjustment Retraining and Notification Act, as amended (the "WARN Act"), or any similar state or local Law, with respect to all events that occur prior to the Closing Date or as a result of the transactions contemplated by this Agreement. Buyer shall not take any action after the Closing that would cause any termination of employees by IQX that occur on or before the Closing Date to constitute a "plant closing" or "mass layoff" under the WARN Act or any similar state or local Law.

          (j)   Employee Benefit Plan Liabilities.  In respect of all IQX
                ---------------------------------
Employee Benefit Plans sponsored or created by the Majority Stockholder or any affiliate thereof (other than IQX) covering any employees of IQX or any of its subsidiaries ("Sponsored Benefit Plans"), the Majority Stockholder or such affiliate shall retain all accrued benefit obligations, Liabilities (whether or not otherwise transferable by operation of Law) and assets through the Closing Date for all of the then active, vested, former and retired employees of IQX and its subsidiaries covered under any such Sponsored Benefit Plans. All employees of IQX and its subsidiaries covered under any retirement plan which is a Sponsored Benefit Plan will be fully vested on the Closing Date and their accrued benefits determined under such retirement plan as of the Closing Date. No further benefits and/or service for any purpose will be accrued under such retirement plan for said employees after the Closing Date. Distribution of such vested, accrued benefits shall be made to such active, vested former and retired employees by the Majority Stockholder or its affiliates in accordance with the terms of such retirement plan.

          (k)   Thrift Plan.  Prior to the Closing, the Majority Stockholder
                -----------
shall pay to the Thrift Plan (as defined in Section 12.2 hereof), on behalf of each employee of IQX and its subsidiaries, any employee contributions and the matching contribution attributable to any pre-tax 401(k) contribution made by such employees on or prior to the Closing Date. Any payments made by the Majority Stockholder subsequent to November 30, 1999 shall be subject to Section 6.2(v) hereof. The Majority Stockholder shall cause the sponsor of such Thrift Plan to take all actions needed, including, but not limited to, adoption of any amendment to the Thrift Plan, if necessary, to cause the trustee(s) of the Thrift Plan to distribute all account balances to the employees of IQX and its subsidiaries in accordance with applicable Law, including the Code and ERISA. IQX shall retain sponsorship of the International Computex, Inc. Retirement Savings Plan.

          (l)   Standstill Provisions.  The Majority Stockholder shall not, at
                ---------------------
any time during the two (2)-year period following the Closing Date, without the unanimous vote of Buyer's Board of Directors (i) acquire, offer or agree to acquire, directly or indirectly, any additional shares of capital stock of Buyer, or any rights or options to acquire any such capital stock (except (x) any capital stock acquired in connection with a stock split, reverse split or other reclassification of Buyer's securities or a stock dividend or other pro rata distribution by Buyer to the holders of its outstanding securities and (y) any Buyer Common Stock which may be acquired from the Minority Stockholders);
(ii) make, or otherwise participate in, directly or indirectly, any "solicitation" of "proxies" or consents (as such terms are used in the proxy rules under the Exchange Act) to vote any capital stock of Buyer, seek to encourage or influence any person with respect to the voting of any such capital stock, otherwise solicit shareholders of Buyer for the approval of one or more shareholder proposals or induce or attempt to induce any other person to initiate any shareholder proposal; (iii) form, join, or in any way participate in a "group" (within the meaning of Section 13(d) (3) of the Exchange Act) with respect to any capital stock of Buyer; (iv) seek, directly or indirectly, to remove (other than for "cause," as such term is used under the BCL) any member of the Board of Directors of Buyer (other than Thybo's Board representative); or
(v) propose or make any exchange offer or tender offer for any of the capital stock of Buyer. As a condition to its sale or other transfer of any of the Buyer Shares that it shall own, the Majority Stockholder shall, prior to the consummation of Buyer's initial public offering, cause any transferee thereof to agree in writing to be bound by, and subject to, the provisions of this Section 6.2(l).

          (m)   Cooperation on Tax Matters.  The Majority Stockholder shall
                --------------------------
cooperate fully with Buyer and IQX in connection with the filing of Tax Returns of IQX for all Tax Periods beginning prior to the Closing Date and any audit, litigation or other proceeding with respect to such Tax Periods. Buyer, IQX and the Majority Stockholder further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person, as may be necessary, to mitigate, reduce or eliminate any Tax liability that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). The Stockholders shall provide Buyer with all information reasonably necessary for Buyer to determine its Tax basis in the IQX Shares.

          (n)   Agreements.  Within thirty (30) days following the Closing, (i)
                ----------
Buyer, IQX and IHS shall negotiate in good faith a license agreement relating to the CAPSXpert Database (the "CAPSXpert License Agreement"), a license agreement relating to that certain Universal Parts Center data (the "UPC License Agreement") and a license for the use by Buyer of that certain Haystack database of IHS, and (ii) IHS and IQX shall execute and deliver to the other party an Amended and Restated Services Agreement (the "Services Agreement"), on substantially the terms set forth on Exhibit A hereto.
                                     ---------

          (o)   Hiring of IHS Personnel.  IHS acknowledges that Buyer desires to
                -----------------------
hire those employees of IHS set forth on Schedule 6.2(o) hereto, and IHS agrees
                                         ---------------
to permit Buyer, and to reasonably cooperate with and assist Buyer in its efforts, to hire such employees as soon as practicable following the Closing.

          (p)   Buyer Amended and Restated Stockholders Agreement.  Within
                -------------------------------------------------
thirty (30) days following the Closing, the Stockholders shall duly execute and deliver to Buyer, and thereby agree to be bound by, the Amended and Restated Stockholders Agreement, among the present shareholders of Buyer ("Buyer's Stockholders Agreement"); provided, that with respect to Buyer's Stockholders
                          --------
Agreement, the Stockholders (other than Thybo) shall agree that they are not entitled to the "put" rights set forth in Article VII thereof or to the preemptive rights set forth in Article IV thereof, that they are not entitled to an additional directorship, that they are not entitled to any rights in respect of the affirmative or negative covenants set forth in Articles V and VI, respectively, thereof, that they are bound by the restrictions on transfer set forth on Exhibit B attached hereto and that, subject to Buyer's obtaining any
         ---------
necessary consents or approvals from its current shareholders, the Minority Stockholders (other than Thybo) shall be deemed not to be a "Management Stockholder" for purposes of Section 3.01 of Buyer's Stockholders Agreement; provided, further, if such consents or approvals are not received within a
--------  -------
reasonable period of time after the Closing, such Minority Stockholders shall not be required to execute, and shall not be bound by, Buyer's Stockholders Agreement, but hereby agree to be bound by the restrictions on transfer set forth on Exhibit B hereto.
         ---------

          (q)   Buyer Amended and Restated Registration Rights Agreement.
                --------------------------------------------------------
Within thirty (30) days of the Closing, the Stockholders and Buyer shall duly execute and deliver to Buyer, and thereby agree to be bound by, the Amended and Restated Registration Rights Agreement, among the present shareholders of Buyer ("Buyer's Registration Rights Agreement"); provided, that with respect to
                                           --------
Buyer's Registration Rights Agreement, (i) the Buyer Shares acquired by the Majority Stockholder and Thybo pursuant to this Agreement shall be considered Registrable Securities (as defined in Buyer's Registration Rights Agreement) for all purposes of Buyer's Registration Rights Agreement, and (ii) the Buyer Shares acquired by the Minority Stockholders (other than Thybo) shall be considered Registrable Securities only for purposes of Section 2 of Buyer's Registration Rights Agreement.

          (r)   Collection of Accounts Receivable.  Upon written notice from
                ---------------------------------
Buyer, the Majority Stockholder shall pay to Buyer an amount equal to the difference of (i) the aggregate amount of the billed accounts receivable of IQX reflected on the November 30, 1999 balance sheet of IQX to be prepared in a manner consistent with past practice and with the IQX Interim Balance Sheet (the "Receivables") minus $500,000, less (ii) the amounts collected by Buyer in respect of such Receivables on or before March 31, 2000. Any such deficiency amount shall be payable by the Majority Stockholder promptly after March 31, 2000 by wire transfer of immediately available funds to an account designated by Buyer. If, and to the extent, that Buyer shall collect any additional amounts in respect of the Receivables following March 31, 2000, it shall promptly remit all such amounts to IHS if and to the extent that they exceed $500,000; provided, that
                                                               --------
IHS shall have made in full the payment to Buyer referred to in the prior sentence.

          (s)   Audit. The Majority Stockholder shall reasonably cooperate with
                -----
Buyer in the conduct of the audit of IQX's financial statements as at and for the period ended on August 31, 1999 and for any subsequent period(s) that Buyer may be required to have audited in connection with its contemplated public offering.

          (t)   Insurance Matter.  The Majority Stockholder agrees that with
                ----------------
respect to any insurance policy that it holds which covers IQX or any of its assets and operations which is an occurrence-based policy, it shall reasonably cooperate with IQX and Buyer in their making and prosecuting any claim(s) which may be made by IQX in respect of such policies to the extent that the accident, event or occurrence that results in an insurable loss of IQX occurs prior to the Closing Date. The Majority Stockholder further agrees that any recovery under such policies shall be the exclusive property of IQX and Buyer.

          (u)   License Agreement.  IHS agrees that, prior to the Closing, all
                -----------------
of its rights under that certain License Agreement, dated March 16, 1999, between IHS and Buyer shall be irrevocably and unconditionally assigned to IQX with no payments being made or required from IQX or Buyer.

          (v)   IHS Capital Contribution.  IHS will treat as a capital
                ------------------------
contribution to IQX the amount of the indebtedness of IQX to IHS outstanding at November 30, 1999. Subsequent to November 30, 1999, for a transition period to be mutually agreed by the parties, IQX will continue to participate in IHS' central cash management system. To the extent collections of IQX accounts receivable by IHS exceed payments made by IHS on behalf of IQX during such transition period, IHS will remit the difference to IQX. To the extent payments made by IHS on behalf of IQX during such transition period exceed collections of IQX accounts receivable by IHS, Buyer will cause IQX to pay the difference to IHS. Such payments shall be made on a timely basis to be agreed upon by IHS and Buyer. Nothing in this Section 6.2(v) shall affect or diminish IHS' guarantee of payment of the Receivables pursuant to Section 6.2(r) hereof.

          7.    CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE; IQX
                -------------------------------------------------------------
DELIVERIES.  The obligation of Buyer to complete the Closing is subject to the
----------
fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which (other than Sections 7.1 and 7.8 hereof) may be waived by Buyer in writing:

          7.1.  No Legal Proceedings.  No court or governmental action or
                --------------------
proceeding shall have been instituted or threatened to restrain, materially delay or prohibit the transactions contemplated hereby.

          7.2.  Opinion of IQX's Counsel.  Buyer shall have received a legal
                ------------------------
opinion, dated the Closing Date, of Stephen Green, Esq., counsel to IQX and the Majority Stockholder, substantially in the form of Exhibit C attached hereto.
                                                   ---------

          7.3   Secretary's Certificate.  Buyer shall have received a
                -----------------------
certificate, dated the Closing Date and executed by the Secretary of each of IQX and the Majority Stockholder, setting forth a copy of the resolutions adopted by the Boards of Directors of IQX and the Majority Stockholder duly authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          7.4   IQX Shares.  Buyer shall have received the stock certificates
                ----------
representing all of the IQX Shares.

          7.5.  Resignations; Authorizations.  Buyer shall have received,
                ----------------------------
effective as of the Closing Date, written resignations of the directors and officers of IQX, IQXpert and ETI required to resign pursuant to Section 6.1(g) hereof. The Majority Stockholder shall have delivered to Buyer all such documents as Buyer shall request in order for Buyer to terminate all authorizations with respect to IQX's bank or other accounts and any powers of attorney granted by IQX required to be set forth on Schedule 4.27 hereto.
                                                    -------------

          7.6.  Minute Books and Stock Records; Certified Documents.  IQX and
                ---------------------------------------------------
the Majority Stockholder shall have delivered to Buyer (i) true and complete originals of the minute books, stock records, stock ledger and corporate seal (if available) of each of IQX, IQXpert and ETI, (ii) a copy of the Certificate of Incorporation of each of IQX, IQXpert and ETI, each certified by the Secretary of State of the state of such entity's incorporation, (iii) good standing certificates evidencing the good standing of each of IQX, IQXpert and ETI, each certified by the Secretary of State of such entity's incorporation and
(iv) a copy of the By-laws of each of IQX, IQXpert and ETI, each certified by IQX's, IQXpert's and ETI's Secretary as being true and complete. The Majority Stockholder shall have also delivered or made available to Buyer all Records.

          7.7.  Repayment of Related Party Loans.  IQX shall have received
                --------------------------------
repayment in full of all loans and other amounts owed to it by any director, officer or employee of IQX, and any affiliates or associates thereof.

          7.8.  HSR Filing.  The waiting period under the Hart-Scott-Rodino
                ----------
Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable to the Merger shall have expired or been terminated.

          8.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE STOCKHOLDERS TO
                --------------------------------------------------------------
CLOSE; BUYER DELIVERIES.  The obligations of the Stockholders to complete the
-----------------------
Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which (other than Sections 8.1 and 8.6 hereof) may be waived by the Majority Stockholder (on behalf of all of the Stockholders), other than the condition set forth in Section 8.2 below which may be waived only by each Stockholder severally, in writing:

          8.1.  No Legal Proceedings.  No court or governmental action or
                --------------------
proceeding shall have been instituted or threatened to restrain, materially delay or prohibit the transactions contemplated hereby.

          8.2.  Buyer Shares.  Each Stockholder shall have received from Buyer a
                ------------
stock certificate evidencing the number of Buyer Shares to be issued to such Stockholder as set forth opposite such Stockholder's name on Schedule 3.1
                                                             ------------
hereto.

          8.3.  Opinion of Buyer's Counsel.  The Majority Stockholder shall have
                --------------------------
received a legal opinion, dated the Closing Date, of Kirkpatrick & Lockhart LLP, special counsel to Buyer, substantially in the form of Exhibit D attached
                                                       ---------
hereto.

          8.4.  Secretary's Certificate.  The Majority Stockholder shall have
                -----------------------
received a certificate, dated the Closing Date and executed by the Secretary of Buyer, setting forth a copy of the resolutions adopted by the Board of Directors of Buyer duly authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          8.5.  Good Standing Certificate.  Buyer shall have delivered to the
                -------------------------
Majority Stockholder a good standing certificate evidencing the good standing of Buyer certified by the Secretary of State of the State of New York.

          8.6.  HSR Filing.  The waiting period under the HSR Act applicable to
                ----------
the Merger shall have expired or been terminated.

          9.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  Notwithstanding any
                ------------------------------------------
right of Buyer fully to investigate the affairs and conditions of IQX and notwithstanding any right of the Stockholders fully to investigate the affairs and conditions of Buyer, Buyer and the Stockholders have the right to rely upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement. All representations and warranties contained in this Agreement (including the Schedules hereto) and in any certificate required hereby to be delivered with respect hereto will be deemed to be representations and warranties hereunder and, except for those representations and warranties contained in Sections 4.1, 4.3, 4.7, 4.8, 4.17, 4.21, 4.25, 4.28, 5.1, 5.3, 5.7,
5.8, 5.15, 5.17, 5.19 and 5.21 hereof, shall survive for thirty (30) months following the Closing Date. The representations and warranties contained in Sections 4.1, 4.3, 4.7, 5.1, 5.3 and 5.7 hereof shall survive the Closing Date indefinitely, and the representations and warranties contained in Sections 4.8, 4.17, 4.21, 4.25, 4.28, 5.8, 5.15, 5.17, 5.19 and 5.21 hereof shall survive until the expiration of any applicable statute of limitations. All covenants and agreements contained herein which are to be performed after the Closing shall survive until fully performed in accordance with their terms, and all covenants and agreements contained in Sections 6.1(a), (b), (h), (i) and (k) hereof which are, in accordance with their terms, to be performed at or prior to the Closing shall expire thirty (30) months following the Closing Date. No claim or cause of action resulting from a breach hereunder may be asserted unless asserted in writing to the party as to which or whom there is alleged a breach prior to the expiration of the applicable survival period; provided, however, that the
                                              --------  -------
representations, warranties, covenants and agreements hereunder shall survive after the applicable survival period with respect to any claim made in writing in accordance with this Agreement by a party prior to the expiration thereof until, and shall expire when, such claim or cause of action is finally resolved.

          10.   INDEMNIFICATION.
                ---------------
          10.1. Obligations of IQX and/or the Stockholders to Indemnify.
                -------------------------------------------------------

          (a)   Subject to the limitations and expiration dates contained in
Section 9 hereof and to this Section 10, IQX (if a claim is made prior to Closing) and the Majority Stockholder shall, jointly and severally, indemnify, defend and hold harmless Buyer and each of its directors, officers, shareholders, agents, affiliates (including IQX after the Closing), successors and permitted assigns (collectively, "Buyer's Related Indemnitees") from and against, and shall pay and/or reimburse the foregoing persons for, any and all losses, liabilities, claims, obligations, penalties, damages and costs and expenses (including reasonable attorneys' fees and disbursements and other costs incurred or sustained by an Indemnitee (as defined below) in connection with the investigation, defense or prosecution of any such claim or any action or proceeding between the Indemnitee and the Indemnifying Party (as defined below) or between the Indemnitee and any third party or otherwise), whether or not involving a third-party claim (collectively, "Losses"), relating to or arising out of (i) subject to Section 10.1(b) hereof, the breach of any representation, warranty, covenant or agreement of any of the Stockholders or IQX contained in this Agreement; (ii) any claim, suit or action brought or made by a former shareholder of International Computex, Inc. ("ICI") arising out of or relating to the purchase of such shareholder's shares of ICI in connection with the merger provided for in that certain Agreement and Plan of Merger, dated January 25, 1999, between Information Handling Services, Inc., IHS Itemquest II Inc., IHS Itemquest Inc. and International Computex, Inc. (the "ICI Merger") and any related transactions, including, without limitation, in respect of any actual or alleged violation of federal or state securities laws; (iii) any claim, suit or action seeking or claiming an interest in any capital stock of Buyer and/or seeking monetary damages brought or made by a person claiming to hold or have an interest in any options, warrants or other securities of IQX, IQXpert or ICI, or any successors or predecessors thereof, other than in respect of the IQX Outstanding Options; provided, that IQXpert shall not be merged or consolidated
                     --------
with Buyer directly (excluding, for this purpose, with any direct or indirect subsidiary of Buyer); (iv) any guarantee made by IQX to a third party in connection with any Liabilities of IHS and/or any of its affiliates; and (v) the failure of the Majority Stockholder to have obtained any Consents required in connection with the transactions referred to in the Formation Agreement, including the ICI Merger and any related transactions, other than the Consent required in connection with the MTI Agreement.

          (b) Notwithstanding anything to the contrary contained in Section 10.1(a) hereof, subject to the limitations and expiration dates contained in
Section 9 hereof and to this Section 10, each Minority Stockholder severally shall indemnify, defend and hold harmless Buyer's Related Indemnitees from and against, and shall pay and/or reimburse such Indemnitees for, any and all Losses relating to or arising out of (i) any breach of such Stockholder's several representations or warranties contained in Section 4 hereof; and (ii) any breach of such Stockholder's obligation under Section 3.1 hereof to deliver the IQX Shares owned by such Stockholder at the Closing.

          10.2.  Obligation of Buyer to Indemnify.  Subject to the limitations
                 --------------------------------
and expiration dates contained in Section 9 hereof and to this Section 10, Buyer shall indemnify, defend and hold harmless the Stockholders and their respective directors, officers, shareholders, agents, affiliates, successors, heirs, legal beneficiaries and permitted assigns from and against, and shall pay and/or reimburse the foregoing persons for, any and all Losses relating to or arising out of (i) the breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement; and (ii) the guarantee set forth on Schedule 10.2 hereto made by IHS
                                               -------------
to a third party in connection with any Liabilities of IQX.

          10.3.  Notice to Indemnifying Party.  If any party (the "Indemnitee")
                 ----------------------------
receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Sections 10.1 or 10.2 hereof, the Indemnitee shall give the Indemnifying Party written notice thereof within a reasonable period of time following the Indemnitee's receipt of such notice. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Losses that have been or may be sustained by the Indemnitee. The Indemnifying Party may, subject to the other provisions of this Section 10.3, compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee in respect of a third-party claim. If the Indemnifying Party elects to compromise or defend such asserted liability, it shall within thirty (30) days (or sooner, if the nature of the asserted liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee, shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the compromise of, or defense against, such asserted liability. The Indemnifying Party will not be released from any obligation to indemnify the Indemnitee hereunder with respect to a claim without the prior written consent of the Indemnitee, unless the Indemnifying Party delivers to the Indemnitee a duly executed agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Indemnitee and a complete release of the Indemnitee with respect thereto. The Indemnifying Party shall have the right, except as provided below in this Section 10.3, to conduct and control the defense of any third-party claim made for which it has been provided notice hereunder. All costs and fees incurred with respect to any such claim will be borne by the Indemnifying Party. The Indemnitee will have the right to participate, but not control, at its own expense, the defense or settlement of any such claim; provided, that if the
                                                      --------
Indemnitee and the Indemnifying Party shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses and the Indemnitee shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably required for such defense.

          10.4.  Limitation on Indemnification.  The Majority Stockholder, on
                 -----------------------------
the one hand, and Buyer, on the other hand, shall be obligated to indemnify any Indemnitee pursuant to Sections 10.1(a) and 10.2 hereof, respectively, with respect to any Loss incurred by such Indemnitee only if and to the extent that the aggregate amount of Losses for claims made by all Indemnitees shall exceed $200,000, in which case only the excess over $200,000 shall be subject to indemnification hereunder; provided, however, that the foregoing $200,000
                           --------  -------
limitation shall not apply in respect of claims arising out of or resulting from breach(es) of Sections 3.1, 4.1, 4.3, 4.7, 4.16, 4.17, 4.28, 5.1, 5.3, 5.7,
5.15, 5.21, 6.1(d), (i) and (k), 6.2(a), (b), (c), (g), (h) and (r),
10.1(a)(iii), (iv) and (v) or 10.2(ii) hereof. In no event shall the Stockholders or Buyer, as the case may be, be liable to any Indemnitee hereunder for special, indirect, incidental or punitive damages.

          10.5.  Other Provisions.  Buyer shall be entitled to offset and reduce
                 ----------------
any amounts owed by it to the Stockholders hereunder by all amounts due in respect of Losses for which Buyer (or any related Indemnitee) is entitled to indemnification under Section 10.1(a) and/or (b) hereof. A Stockholder shall be entitled to offset and reduce any amounts owed by such Stockholder to Buyer hereunder by all amounts due in respect of Losses for which such Stockholder (or any related Indemnitee) is entitled to indemnification under Section 10.2 hereof. For purposes of this Section 10.5, "amounts due" means (i) any amount that the parties involved in the offset claim agree in writing to be due and payable or (ii) any amount determined to be due and payable pursuant to the binding determination of three jointly selected arbitrators or a court of competent jurisdiction.

          10.6.  Exclusive Remedy.  The parties hereto agree that (absent fraud)
                 ----------------
the sole and exclusive remedy and recourse with respect to any and all claims, suits, actions, demands, liabilities, losses, expenses and damages relating to or arising out of the subject matter of this Agreement shall be pursuant, and subject, to the indemnification provisions set forth in this Section 10, subject to the provisions of Section 6.2(d) hereof.

          11.    TERMINATION. This Agreement may be terminated  prior to the
                 -----------
Closing:

          (a) at any time by the mutual written consent of Buyer and the Majority Stockholder;

          (b) by the Majority Stockholder or Buyer in writing if the Closing shall not have occurred by December 31, 1999, but only if the Closing shall not have occurred for a reason other than the material breach by such terminating party of any of its representations, warranties, covenants or agreements contained herein;

          (c) at any time by Buyer in writing upon a material breach of any of the representations, warranties, covenants or agreements of IQX and/or the Stockholders contained in this Agreement; or

          (d) at any time by the Majority Stockholder in writing upon a material breach of any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement.

          In the event of termination of this Agreement by a party as set forth above, this Agreement shall forthwith terminate and there shall be no liability on the part of the Stockholders, IQX or Buyer, or any of their respective equity owners, officers, directors, affiliates and employees; provided, that no party
                                                       --------
shall be relieved of any Losses occurring or sustained as a result of a termination following a material breach of such party's representations, warranties, covenants or agreements contained herein. Notwithstanding any termination of this Agreement, the provisions of Section 6.2(c), this Section 11 and Section 12 hereof shall survive.

          12.    MISCELLANEOUS.
                 -------------

          12.1.  Consent to Jurisdiction.   Any legal action, suit or proceeding
                 -----------------------
in equity or at law arising out of or relating to this Agreement and the transactions contemplated hereby shall be instituted exclusively in the state or Federal courts located in the State and County of New York and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that such party is not subject personally to the jurisdiction of any such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by any such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect or limit the right of any party to serve process in any other manner permitted by applicable law.

          12.2.  Certain Definitions.  As used in this Agreement, the following
                 -------------------
terms shall have the following meanings unless the context otherwise clearly requires:

          (a)    "affiliate," with respect to any person, means and includes any
                  ---------
other person, directly or indirectly, controlling, controlled by or under common control with such person.

          (b)    "associate" shall have the meaning ascribed thereto in Rule
                  ---------
405 of the Securities Act.

          (c)    "Buyer's knowledge" means the actual knowledge of the executive
                  -----------------
officers of Buyer after their conducting reasonable inquires of the appropriate employees of Buyer.

          (d)    "CAPSxpert Database" means the collection of information on
                  ------------------
electronic components, including semiconductor devices and integrated circuits, PCB-type connectors, multipin connectors, resistors, capacitators and inductors.

          (e)    "Code" means the Internal Revenue Code of 1986, as amended, and
                  ----
the applicable Treasury Regulations (as hereinafter defined).

          (f)    "contract or other agreement" means and includes all contracts,
                  ---------------------------
agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments, obligations or other binding arrangements, oral or written.

          (g)    "DATA/PAL Assets" means the rights to the DATA Digest books and
                  ---------------
DATA/PAL cd-rom products, all accounts receivable associated with such products and any other assets principally related to such products.

          (h)    "Environmental Claim" means any and all administrative,
                  -------------------
regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person alleging potential Liability (including Liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release or threatened release into the environment, of any Hazardous Materials at any location (whether or not owned) presently or formerly operated, leased or managed by IQX or Buyer, as applicable, or (ii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or release of any Hazardous Materials.

          (i) "Environmental Laws" mean any laws, statutes, regulations, rules
               ------------------
or orders which relate to or otherwise impose Liability or a standard of conduct concerning the discharge, emission, storage, treatment, transportation, handling, release, threatened release, or disposal of Hazardous Materials, including, but not limited to, the Air Pollution Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Toxic Substances Control Act of 1976, as amended, and any other similar federal, state or local statutes.

          (j) "Financial Support Arrangements" means any obligations, contingent
               ------------------------------
or otherwise, of a person in respect of any Liability of another person, including but not limited to remaining Liabilities that are assigned, transferred or otherwise delegated to another person, if any, letters of credit and standby letters of credit (including any related reimbursement or indemnity agreements), direct or indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, contribution agreements, agreements to purchase or repurchase the indebtedness, obligation or liability of another person or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income or other financial condition, agreements to make payment other than for value received and any other financial accommodations.

          (k) "GAAP" means United States generally accepted accounting
               ----
principles.

          (l) "Hazardous Materials" means any pollutant, contaminant, hazardous,
               -------------------
radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (i) petroleum, crude oil and any fractions thereof, (ii) natural gas, synthetic gas and any mixtures thereof, (iii) asbestos and/or asbestos-containing material, (iv) radon and (v) polychlorinated biphenyls ("PCBs"), or materials or fluids containing PCBs.

          (m) "HSR Filing" means the joint filing under the HSR Act (as defined
               ----------
in Section 7.8 hereof) made by Buyer and Thyssen-Bornemisza Continuity Trust on November 12, 1999.

          (n) "IQX's and the Majority Stockholder's knowledge" means with
               ----------------------------------------------
respect to (i) IQX, the actual knowledge of the executive officers of IQX after their conducting reasonable inquiries of the appropriate employees of IQX, IQXpert and ETI and/or (ii) the Majority

Stockholder, the actual knowledge of the executive officers of such Stockholder after conducting reasonable inquiries.

          (o) "Liabilities" means debts, liabilities or obligations, whether
               -----------
absolute or contingent, asserted or unasserted, accrued or unaccrued, known or unknown, liquidated or unliquidated, matured or unmatured, due or to become due, or fixed or unfixed.

          (p) "Lien" means and includes any lien, pledge, mortgage, security
               ----
interest, claim, lease, charge, option, right of first refusal or offer, easement, servitude, transfer restriction or voting requirement under any or similar agreement, or any other encumbrance, restriction or limitation whatsoever. "Lien" shall not include any liability pursuant to Section 630 of the BCL.

          (q) "person" means any individual, corporation, partnership, firm,
               ------
joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

          (r) "property" means real, personal or mixed property, tangible or
               --------
intangible.

          (s) "Tax Returns" means all written returns, declarations, reports,
               -----------
forms, estimates, information returns and statements filed in respect of any Taxes and supplied to any taxing authority in connection with any Taxes.

          (t) "Taxes" (or "Tax" where the context requires) means all federal,
               -----       ---
state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

          (u) "Thrift Plan" means the TBG Thrift Plan.
               -----------

          (v) "Treasury Regulations" means the regulations promulgated under the
               --------------------
Code.

          12.3.  Publicity.  No publicity release or announcement concerning
                 ---------
this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by Buyer and the Majority Stockholder jointly (which approval shall not be unreasonably withheld, delayed or conditioned) other than any announcement required by applicable securities laws or the rules and regulations of any stock or similar exchange to which a party is subject; provided, that the party making such disclosure shall notify
                  --------
the other party reasonably in advance of such disclosure.

          12.4.  Notices.  Any notice or other communication required or which
                 -------
may be given hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission (with confirming copy by overnight courier), or by a recognized overnight courier for next business day delivery, certified, registered, or express mail, postage or fees prepaid, and shall be deemed given when so delivered personally, sent by facsimile transmission with electronic confirmation of receipt or the next business day after delivered to such overnight courier or express mail service or, if mailed, five (5) days after the date of mailing, as follows:

           if to Buyer, to:

                  PartMiner, Inc.
                  432 Park Avenue South
                  12/th/ Floor
                  New York, NY  10016
                  Attn:  General Counsel
                  Fax:  (212) 592-5833

                  with a copy to:

                  Kirkpatrick & Lockhart LLP
                  1251 Avenue of the Americas
                  New York, NY  10020
                  Attn:  Stephen R. Connoni, Esq.
                  Fax:  (212) 536-3901




          if to any of the Stockholders:

                  c/o TBG Services Inc.
                  565 Fifth Avenue
                  New York, NY  10017
                  Attn:  General Counsel
                  Fax:  (212) 850-8503

                  with a copy to:

                  Gambrell & Stolz, L.L.P.
                  Suntrust Plaza
                  303 Peachtree Street
                  Suite 4300
                  Atlanta, GA  30308
                  Attn:  Henry B. Levi, Esq.

          Any party may by notice given in accordance with this Section 12.4 to the other parties designate another address or person for receipt of notices hereunder.

          12.5.  Entire Agreement.  This Agreement (including the Schedules and
                 ----------------
Exhibits hereto) and the certificates executed in connection with the consummation of the transactions contemplated hereby embody the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties hereto.

          12.6.  Waivers and Amendments.  This Agreement may be amended,
                 ----------------------
superseded or canceled only by a written instrument signed by Buyer and the Majority Stockholder on behalf of all the Stockholders. Any of the terms or conditions hereof may be waived only by a written instrument signed by the party or parties to be bound thereby. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          12.7.  Binding Effect; Assignment.  This Agreement shall be binding
                 --------------------------
upon and inure to the benefit of the parties and their respective successors, permitted assigns, legal beneficiaries and heirs. This Agreement and any rights or obligations hereunder shall not be assignable or delegable by any party except with the prior written consent of the other parties and except that, after the Closing, Buyer may assign its rights hereunder to any affiliate thereof; provided, that such assignment shall not release Buyer from its
         --------
obligations hereunder.

          12.8.  Variations in Pronouns.  All pronouns and any variations
                 ----------------------
thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

          12.9.  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          12.10.  Headings.  The headings in this Agreement are for reference
                  --------
purposes only and shall not in any way affect or limit the meaning or interpretation of this Agreement.

          12.11.  No Strict Construction.  The language used in this Agreement
                  ----------------------
has been negotiated by the parties and will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

          12.12.  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such jurisdiction.

          12.13.  No Third Party Beneficiaries.  Except as provided in Sections
                  ----------------------------
6.2(b)(ii), 10.1 and 10.2 hereof, there are no intended third party beneficiaries to this Agreement and this Agreement does not confer, and shall not be construed to confer, upon any person, other than the parties, any rights, privileges or remedies hereunder or otherwise.

          12.14.  Subsidiaries.  For purposes of this Agreement, all references
                  ------------
to IQX and Buyer in this Agreement shall, unless the context specifically indicates otherwise, be deemed to be references to IQX and each of its subsidiaries (and shall include the DATA/PAL Assets) and Buyer and each of its subsidiaries, respectively.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger on the date first above written.

                              PARTMINER, INC.


                                  /s/ Daniel Nissanoff
                              By:______________________________________________
                                 Name:  Daniel Nissanoff
                                 Title:  President and Chief Executive Officer

                              PARTMINER ACQUISITION CORP.


                                  /s/ Daniel Nissanoff
                              By:________________________________________
                                 Name:
                                 Title:

                              IQXPERT HOLDINGS INC.


                                  /s/ Stephen Green
                              By:________________________________________
                                 Name:
                                 Title:

                              INFORMATION HANDLING SERVICES INC.


                                  /s/ Stephen Green
                              By:________________________________________
                                 Name:
                                 Title:

                              THYBO NEW VENTURES LIMITED


                                  /s/ C.A. Hughes
                              By:________________________________________
                                 Name:
                                 Title:

                              /s/ Emil H. Dahan
                              __________________________________________
                              Emil H. Dahan


                              /s/ Michael J. Galvin
                              __________________________________________
                              Michael J. Galvin


                              /s/ Patricia Tuxbury Salem
                              __________________________________________
                              Patricia Tuxbury Salem


                              /s/ Peter W. Jeng
                              __________________________________________
                              Peter W. Jeng


                              /s/ James L. McAlarney, III
                              __________________________________________
                              James L. McAlarney, III